Exhibit 4.4

SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

TABLE OF CONTENTS

1.	INTERPRETATION		1
	1.1	Definitions	1
	1.2	Interpretation	11
	1.3	Jurisdiction	11

2.	INFORMATION AND INSPECTION RIGHTS; TAX MATTERS		12
	2.1	Delivery of Financial Statements	12
	2.2	Certification	13
	2.3	Inspection	13
	2.4	Other Information and Public Dissemination Right	14
	2.5	Termination of Information and Inspection Rights	14
	2.6	Governmental/Securities Filings	14
	2.7	United States Tax Matters	14
	2.8	PRC Tax Matters	15
	2.9	Other Tax Matters	15

3.	ELECTION OF DIRECTORS		16
	3.1	Board of Directors	16
	3.2	Alternates	17
	3.3	Committees	17
	3.4	D&O Insurance	18
	3.5	Assignment	18
	3.6	Amendment	18
	3.7	Board Meetings	18
	3.8	Board Observer	19
	3.9	Expenses for Board Meetings	19

4.	ADDITIONAL AGREEMENTS; COVENANTS; PROTECTIVE PROVISIONS		19
	4.1	Use of Proceeds	19
	4.2	Approval of Annual Budget and Business Plan	19
	4.3	Compliance	19
	4.4	Board of Directors of Members of the Company Group	22
	4.5	Legend on Share Certificates	22
	4.6	Employment Matters	22
	4.7	Successor Indemnification	22
	4.8	Shareholder Approval Matters	23
	4.9	Board Approval Matters	25
	4.10	Series F Investor Nominee and Series F Investor Director Nominee	27
	4.11	Multi-class Share Structure	28

5.	PREEMPTIVE RIGHT		28
	5.1	General	28
	5.2	Issuance Notice	29
	5.3	Overallotment	29
	5.4	Sales by the Company	29
	5.5	Shareholder Approval	29
	5.6	Investor Favorable Terms	29

i

	5.7	Termination of Preemptive Rights	30

6.	TRANSFER RESTRICTIONS, RIGHTS OF FIRST REFUSAL AND CO-SALE RIGHTS		30
	6.1	Restriction on Transfer of Shares	30
	6.2	Right of First Refusal	31
	6.3	Right of Co-Sale	34
	6.4	Non-Exercise of Rights	35
	6.5	Limitations to Rights of First Refusal and Co-Sale	36
	6.6	Transfer of Preferred Shares	36

7.	REDEMPTION		36
	7.1	Redemption by the Company	36
	7.2	Redemption Price	37
	7.3	Notice	38
	7.4	Insufficient Available Funds	38
	7.5	Surrender of Certificates	40
	7.6	Restriction on Distribution	40
	7.7	Available Funds in Affiliates	40
	7.8	Valuation Adjustment with respect to Non-Redeeming Series G-2 Holders	40

8.	NON-COMPETE		41
	8.1	Non-compete	41
	8.2	Termination of Non-Compete	42

9.	QUALIFIED IPO		42
	9.1	Qualified IPO	42
	9.2	Cooperation	42

10.	DEMAND REGISTRATION		42
	10.1	Registration Other Than on Form F-3 or Form S-3	42
	10.2	Registration on Form F-3 or Form S-3	43
	10.3	Right of Deferral	43
	10.4	Underwritten Offerings	44
	10.5	Cancellation of Registration	45

11.	PIGGYBACK REGISTRATIONS		46
	11.1	Registration of the Company’s Securities	46
	11.2	Right to Terminate Registration	46
	11.3	Underwriting Requirements	46
	11.4	Exempt Transactions	47

12.	REGISTRATION PROCEDURES		47
	12.1	Registration Procedures and Obligations	47
	12.2	Information from Holder	49
	12.3	Expenses of Registration	49

13.	REGISTRATION-RELATED INDEMNIFICATION		50
	13.1	Company Indemnity	50
	13.2	Holder Indemnity	51

	13.3	Notice of Indemnification Claim	51
	13.4	Contribution	52
	13.5	Underwriting Agreement	52
	13.6	Survival	52

14.	ADDITIONAL REGISTRATION-RELATED UNDERTAKINGS		52
	14.1	Reports under the Exchange Act	52
	14.2	Limitations on Subsequent Registration Rights	53
	14.3	“Market Stand-Off” Agreement	53
	14.4	Termination of Registration Rights	54
	14.5	Exercise of Preferred Shares	54
	14.6	Assignment of Registration Rights	54

15.	MISCELLANEOUS		54
	15.1	Governing Law	54
	15.2	Dispute Resolution	54
	15.3	Confidentiality and Press Releases	57
	15.4	Counterparts	58
	15.5	Notices	58
	15.6	Headings and Titles	58
	15.7	Expenses	59
	15.8	Amendments and Waivers	59
	15.9	Severability	59
	15.10	Term	59
	15.11	Successors and Assigns	59
	15.12	Rights Cumulative	60
	15.13	No Waiver	60
	15.14	No Presumption	60
	15.15	Exculpation among Investors	60
	15.16	No Fiduciary Duty	60
	15.17	Investment Banking Services	60
	15.18	No Promotion	60
	15.19	Use of Logo	61
	15.20	Use of Name	61
	15.21	No Conflict with Memorandum and Articles	62
	15.22	Delays or Omissions	62
	15.23	Entire Agreement	62
	15.24	Further Instruments and Actions	62
	15.25	Aggregation of Shares	63
	15.26	Effective Date	63

EXHIBIT A (I) SERIES G INVESTORS			A-I

EXHIBIT A (II) SERIES F INVESTOR			A-II

EXHIBIT A (III) SERIES E INVESTORS			A-III

EXHIBIT A (IV) SERIES D INVESTORS			A-IV

EXHIBIT A (V) SERIES C INVESTORS			A-V

EXHIBIT A (VI) SERIES B INVESTORS	A-VI

EXHIBIT A (VII) SERIES A INVESTORS	A-VII

EXHIBIT A (VIII) OTHER COMPANY GROUP MEMBERS	A-VIII

EXHIBIT A (IX) ORDINARY SHAREHOLDERS	A-IX

EXHIBIT A (X) FOUNDER	A-X

EXHIBIT B FORM OF JOINDER	B-1

SCHEDULE 1 NEW SHAREHOLDER	S-1

SCHEDULE 2 CURRENT SHAREHOLDER	S-2

SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS SEVENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into as of April 5, 2016, by and among Best Logistics Technologies Limited, a company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”), the investors listed on Exhibit A (I) attached hereto (each a “Series G Investor”, collectively, the “Series G Investors”), the investor listed on Exhibit A (II) attached hereto (the “Series F Investor”), the investors listed on Exhibit A (III) attached hereto (each, a “Series E Investor,” collectively, the “Series E Investors”), the investors listed on Exhibit A (IV) attached hereto (each, a “Series D Investor,” collectively, the “Series D Investors”), the investors listed on Exhibit A (V) attached hereto (each, a “Series C Investor,” collectively, the “Series C Investors”), the investors listed on Exhibit A (VI) attached hereto (each, a “Series B Investor,” collectively the “Series B Investors”), the investors listed on Exhibit A (VII) attached hereto (each, a “Series A Investor,” collectively the “Series A Investors,” and with the Series G Investor, the Series F Investor, the Series E Investors, the Series D Investors, the Series C Investors and Series B Investors, the “Investors” and each an “Investor”), the companies listed on Exhibit A (VIII) attached hereto, and the individuals listed on Exhibit A (IX) attached hereto (collectively, the “Ordinary Shareholders”).  The Company, the Investors, the other members of the Company Group and the Ordinary Shareholders are referred to herein collectively as the “Parties” and individually as a “Party.”

RECITALS

A.                                 The Company, all of its shareholders and certain other parties named therein entered into the Sixth Amended and Restated Shareholders Agreement dated January 18, 2016 (the “Prior Shareholders Agreement”).

B.                                  The Company Group, the Investors, the Founder (as defined below) and the other parties thereto, entered into a Series G-2 Preferred Share Purchase Agreement dated even date herewith (the “Series G-2 Share Purchase Agreement”), under which the Company has agreed to issue and allot certain Series G-2 Preferred Shares (as defined below) to certain Series G Investors upon the Closing (as defined in the Series G-2 Share Purchase Agreement).

C.                                  The Parties desire to amend, restate and supersede the Prior Shareholders Agreement in its entirety, to accept the rights, obligations and covenants hereof in lieu of their rights, obligations and covenants under the Prior Shareholders Agreement.

D.                                 In connection with the consummation of the transactions contemplated under Series G-2 Share Purchase Agreement, the Parties desire to enter into this Agreement in order to grant certain rights to the Investors as set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                    INTERPRETATION.

1.1                            Definitions.  Capitalized terms used herein without definition shall have the meanings set forth in the Series G-2 Share Purchase Agreement.  In addition, the following terms shall have the meanings ascribed to them below:

“2015 Audited Financial Statements” means the consolidated income statement and statement of cash flows for the Company Group for the fiscal year ending December 31, 2015 and a consolidated balance sheet for the Company Group as of December 31, 2015, audited by a “big four” firm of independent certified public accountants or such other accounting firm that is registered with the Public Company Accounting Oversight Board and approved by the Board, and prepared in accordance with the IFRS and consistent with prior periods.

“Adjustment Notice” has the meaning set forth in Section 7.8 hereof.

“Adjustment Shares” has the meaning set forth in Section 7.8 hereof.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“AIC” means any duly authorized local branch of the State Administration for Industry and Commerce of the PRC or any successors thereto.

“Alibaba” means Alibaba Investment Limited, or its successors or permitted assignees.

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities Law of the United States, including the Exchange Act and the Securities Act, and any Applicable Securities Laws of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable securities laws, rules and regulations of that jurisdiction.

“Arbitration Notice” has the meaning set forth in Section 15.2(ii) hereof.

“As Adjusted” means as appropriately adjusted for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement with respect to Equity Securities.

“Available Fund Portion I” has the meaning set forth in Section 7.4(a) hereof.

“Available Fund Portion II” has the meaning set forth in Section 7.4(b) hereof.

“Available Funds” means the aggregate amount of cash and other liquid assets held by the Company Group legally available to redeem the Preferred Shares and excluding any funds the Board determines, acting in good faith, are necessary to retain to (i) ensure compliance with all applicable Cayman Islands, Hong Kong and PRC legal requirements and (ii) satisfy the Company’s requirements for (a) working capital (as expressly approved by the Board or the Shareholders (as appropriate), in accordance with the requirements of Section 4.8, if applicable), and (b) debt service reserve requirements under any financing covenants.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business” has the meaning set forth in the Series G-2 Share Purchase Agreement.

“Cainiao” means Cainiao Smart Logistics Investment Limited, its successors or permitted assignees.

“Captive Structure” means any contractual arrangements which enable the Company to exclusively Control and consolidate in its financial statements any entity organized and existing under the laws of the PRC that is owned or Controlled, directly or indirectly, by the Company, including without limitation Domestic Co-1 and Domestic Co-2.

“CFC” means a controlled foreign corporation as defined in the Code.

“Change-of-Control Event” means (i) any consolidation, amalgamation, scheme of arrangement or merger of the Company with or into any other person or any other corporate reorganization in which the members of the Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than a majority of the Company’s voting power immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions to which the Company is a party in which in at least a majority of the Company’s voting power is transferred; or (ii) a sale, transfer, lease or other disposition of all or substantially all of the assets of the Company or of the other members of the Company Group, taken as a whole (or any series of related transactions resulting in such sale, transfer, or lease of all or substantially all of the assets of the Company or of the other members of the Company Group, taken as a whole).

“Circular 37” means the Notice on Relevant Issues Concerning Foreign Exchange Administration of Domestic Residents Engaging in Overseas Investments and Financings and Round-trip Investments via Overseas Special Purpose Companies issued by SAFE on July 14, 2014, including any amendment, implementing rules, or official interpretation thereof, and any other rules and circulars issued by SAFE regulating filings or registrations of round-trip investment.

“Closing” has the meaning set forth in the Series G-2 Share Purchase Agreement.

“Code” has the meaning set forth in Section 2.7(ii) hereof.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering and sale of securities in that jurisdiction.

“Company” has the meaning set forth in the Preamble of this Agreement.

“Company Group” has the meaning set forth in the Series G-2 Share Purchase Agreement.

“Competitor of Alibaba” means any Person mutually designated from time to time by the Company and Alibaba as a competitor of Alibaba, and each of such Person’s Affiliates and successors.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;

provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.  The term “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Director” means a director of the Board.

“Dispute” has the meaning set forth in Section 15.2(i) hereof.

“Domestic Co-1” means Hangzhou Best Network Technologies Ltd. (杭州百世网络技术有限公司).

“Domestic Co-2” means Shanghai Zhengqi Logistics Co., Ltd. (上海正奇物流有限公司).

“Equity Securities” means any Ordinary Shares and/or Ordinary Share Equivalents of the Company.

“ESOP” has the meaning set forth in the Series G-2 Share Purchase Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exercising Holder” has the meaning set forth in Section 5.3 hereof.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Founder” refers to the individual listed on Exhibit A (X).

“Governmental Authority” means any nation or government or any nation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization (including stock exchange).

“HKIAC” has the meaning set forth in Section 15.2(iii) hereof.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region of PRC.

“IFRS” means International Financial Reporting Standards promulgated by the International Accounting Standards Board.

“Initiating Holders” means, with respect to a request duly made under Section 10.1 or Section 10.2 to Register any Registrable Securities, the Holders initiating such request.

“Investors” has the meaning set forth in the Preamble of this Agreement.

“IFC” means International Finance Corporation, an international organization established by Articles of Agreement among its member countries.

“IPO” means the first firmly underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States in accordance with the applicable Laws of such other jurisdiction.

“Issuance Notice” has the meaning set forth in Section 5.2 hereof.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

“Liquidation Event” has the meaning set forth in the Memorandum and Articles.

“Majority-in-Interest” means an interest in the voting securities of a Person or Persons that exceeds 50% of such voting securities of such Person or Persons.

“Memorandum and Articles” means the memorandum of association and the articles of association of the Company, as may be amended and restated from time to time.

“New Securities” means, subject to the terms of Section 4.11 hereof, any newly issued Equity Securities of the Company, except for (i) grant of any Share options under the ESOP, and issuance of any Ordinary Shares issuable upon exercise of any Share options under the ESOP; (ii) securities issued upon conversion of the Preferred Shares or as a dividend or distribution on the Preferred Shares; (iii) securities issued in connection with a bona fide acquisition of another company or business, provided that such acquisition has been approved by the Board and in accordance with the requirements set forth in Section 4.8 hereof; (iv) securities issued in connection with any share split, share dividend, combination, recapitalization or similar transaction of the Company (but which shall instead be subject to a customary adjustment), provided that such transaction has been approved by the Board and in accordance with the requirements set forth in Section 4.8 hereof; (v) securities issuable in a Qualified IPO as approved by the Board, or pursuant to any financing or strategic partnership, provided that such transaction has been approved by the Board and in accordance with the requirements set forth in Section 4.8 hereof, (vi) securities issued pursuant to the Series G-2 Share Purchase Agreement, as such agreement may be amended or modified from time to time; or (vii) any other issuance of Equity Securities whereby each Investor gives a written waiver of its rights under this Agreement at each Investor’s sole discretion.

“Non-Exercising Holder” has the meaning set forth in Section 5.3 hereof.

“OFAC” has the meaning set forth in the Series G-2 Share Purchase Agreement.

“Offered Shares” has the meaning set forth in Section 6.2(a) hereof.

“Ordinary Director” has the meaning set for in Section 3.1(i) hereof.

“Ordinary Shares” means the Company’s ordinary Shares, par value US$0.01 per Share, the rights, privileges and preferences of which are specified in the Memorandum and Articles.

“Ordinary Share Equivalents” means warrants, options and other rights exercisable for Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares, including, without limitation, the Preferred Shares.

“Ordinary Shareholders” has the meaning set forth in the Preamble of this Agreement.

“Original Preferred Issue Price” means US$0.500 per Series A Preferred Share (As Adjusted), US$0.750 per Series B Preferred Share (As Adjusted), US$0.958 per Series C Preferred Share (As Adjusted), US$1.393 per Series D Preferred Share (As Adjusted), US$3.2177 per Series E Preferred Share (As Adjusted), US$4.183060 per Series F Preferred Share (As Adjusted), and US$9.0443 per Series G Preferred Share (As Adjusted), as applicable.

“Party” or “Parties” has the meaning set forth in the Preamble of this Agreement.

“Permitted Transfer” means any transfer by a Shareholder to (i) an Affiliate of such Shareholder; (ii) if such Shareholder is an Investor, its members or partners, as the case may be, in connection with a distribution of securities held by such Investor to its members or partners; (iii) if such Shareholder is a natural person, a Relative of such Shareholder, or any entity or organization (including trusts, partnerships and limited liability companies) established for estate planning purposes and controlled by such Shareholder or a Relative of such Shareholder (each foregoing transferee, a “Permitted Transferee”); provided that adequate documentation therefor is provided to the Investors and the Ordinary Shareholders that any such Permitted Transferee enters into and becomes bound by this Agreement (and each other relevant Transaction Document).

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means a passive foreign investment company as defined in the Code.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“PRC Resident Enterprise” has the meaning set forth in Section 2.8(i) hereof.

“Preferred Directors” has the meaning set forth in Section 3.1(i)(a) hereof.

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares, the Series F Preferred Shares and Series G Preferred Shares.

“Preferred Share Holder” has the meaning set forth in Section 5.1 hereof.

“Principal Tribunal” has the meaning set forth in Section 15.2(viii)(a) hereof.

“Prior Shareholders Agreement” has the meaning set forth in the Recitals.

“Public Official” has the meaning set forth in Section 4.3(iii) hereof.

“Qualified IPO” means a firmly underwritten registered offering of Ordinary Shares on the NASDAQ Global Market, the New York Stock Exchange, the Hong Kong Stock Exchange or any other internationally recognized exchange selected and approved by the Board of the Company in accordance with Section 4.9 hereof and the applicable regulatory authorities and stock exchange in the relevant jurisdiction with (i) gross proceeds to the Company of at least US$300 million and (ii) a pre-money IPO market valuation of at least US$4.0 billion.

“Re-allotment Period” has the meaning set forth in Section 6.2(b)(iii) hereof.

“Redemption Date” has the meaning set forth in Section 7.3 hereof.

“Redemption Exercising Shareholders” has the meaning set forth in Section 7.3 hereof.

“Redemption Notice” has the meaning set forth in Section 7.3 hereof.

“Redemption Price” has the meaning set forth in Section 7.2 hereof.

“Registrable Securities” means (i) any Ordinary Shares (including Class A ordinary shares and Class B ordinary shares) issuable or issued upon conversion of the Preferred Shares, (ii) any Ordinary Shares owned or hereafter acquired by the Investors and (iii) any Ordinary Shares of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the Shares referenced in (i) and (ii) herein, excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 14.6.  For purposes of this Agreement, (a) Registrable Securities shall cease to be Registrable Securities when a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission whether or not such Registrable Securities have been disposed of pursuant to such effective Registration Statement and (b) the Registrable Securities of a Holder shall not be deemed to be Registrable Securities at any time when the entire amount of such Registrable Securities proposed to be sold by such Holder in a single sale are or, in the opinion of counsel satisfactory to the Company and such Holder, each in their reasonable judgment, may be, so distributed to the public pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act in any three (3) month period or any such Registrable Securities have been sold in a sale made pursuant to Rule 144 of the Securities Act.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-2, F-3, S-1, S-2 or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Relative” means, in relation to a Person, the spouse, parents, siblings and children of such Person and their respective spouses and children (as appropriate).

“Relevant Majority” has the meaning set forth in Section 4.8(b) hereof.

“Relevant Person” has the meaning set forth in the Series G-2 Share Purchase Agreement.

“Relevant Preferred Majority” has the meaning set forth in Section 4.8(a) hereof.

“Remaining Securities” has the meaning set forth in Section 5.3 hereof.

“Representatives” has the meaning set forth in Section 4.3(ii) hereof.

“Requesting Series G-2 Holder” has the meaning set forth in Section 7.8 hereof.

“ROFR Exercising Holder” has the meaning set forth in Section 6.2(b)(iii) hereof.

“ROFR Option Period” has the meaning set forth in Section 6.2(b)(i) hereof.

“ROFR Selling Shareholders” has the meaning set forth in Section 6.3(a) hereof.

“SAFE” has the meaning set forth in the Series G-2 Share Purchase Agreement.

“SAFE Rules and Regulations” has the meaning set forth in the Series G-2 Share Purchase Agreement.

“Sanctions” has the meaning set forth in the Series G-2 Share Purchase Agreement.

“Second Notice” has the meaning set forth in Section 6.2(b)(iii) hereof.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Investors” has the meaning set forth in the Preamble of this Agreement.

“Series A Preferred Shares” means the Series A Preferred Shares, par value of US$0.01 per Share, the rights, privileges and preferences of which are specified in the Memorandum and Articles.

“Series B Investors” has the meaning set forth in the Preamble of this Agreement.

“Series B Preferred Shares” means the Series B Preferred Shares, par value of US$0.01 per Share, the rights, privileges and preferences of which are specified in the Memorandum and Articles.

“Series C Investors” has the meaning set forth in the Preamble of this Agreement.

“Series C Preferred Shares” means the Series C Preferred Shares, par value of US$0.01 per Share, the rights, privileges and preferences of which are specified in the Memorandum and Articles.

“Series D Investors” has the meaning set forth in the Preamble of this Agreement.

“Series D Preferred Shares” means the Series D Preferred Shares, par value of US$0.01 per Share, the rights, privileges and preferences of which are specified in the Memorandum and Articles.

“Series E Investors” has the meaning set forth in the Preamble of this Agreement.

“Series E Preferred Shares” means the Series E Preferred Shares, par value of US$0.01 per Share, the rights, privileges and preferences of which are specified in the Memorandum and Articles.

“Series F Investor” has the meaning set forth in the Preamble of this Agreement.

“Series F Investor Director Nominee” has the meaning set forth in Section 4.10(i) hereof.

“Series F Investor Nominee” has the meaning set forth in Section 4.10(i) hereof.

“Series F Preferred Shares” means both the Series F-1 Preferred Shares and Series F-2 Preferred Shares.

“Series F-1 Preferred Shares” means the Series F-1 Preferred Shares, par value of US$0.01 per Share, the rights, privileges and preferences of which are specified in the Memorandum and Articles.

“Series F-2 Preferred Shares” means the Series F-2 Preferred Shares, par value of US$0.01 per Share, the rights, privileges and preferences of which are specified in the Memorandum and Articles.

“Series G Investors” has the meaning set forth in the Preamble of this Agreement.

“Series G Preferred Shares” means both the Series G-1 Preferred Shares and Series G-2 Preferred Shares.

“Series G-1 Preferred Shares” means the Series G-1 Preferred Shares, par value of US$0.01 per Share, the rights, privileges and preferences of which are specified in the Memorandum and Articles.

“Series G-2 Preferred Shares” means the Series G-2 Preferred Shares, par value of US$0.01 per Share, the rights, privileges and preferences of which are specified in the Memorandum and Articles.

“Series G-2 Share Purchase Agreement” has the meaning set forth in the Recitals.

“Series G/F-2 Payment” has the meaning set forth in Section 7.4(a) hereof.

“Shareholder” means any holder of Preferred Shares and/or Ordinary Shares.

“Shareholder Notice” has the meaning set forth in Section 7.3 hereof.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Statute” means The Companies Law (2013 Revision) of the Cayman Islands and any amendment or other statutory modification thereof and where in this Agreement any provision of the Statute is referred to, the reference is to that provision as modified by any law for the time being in force.

“Structure Agreements” has the meaning set forth in the Series G-2 Share Purchase Agreement.

“Subsidiary” means, with respect to any specified Person, any other Person Controlled by the specified Person, directly or indirectly, whether through contractual arrangements or through ownership of equity securities, voting power or registered capital.

“Tax(es)” means all tax imposed by any Governmental Authority in the Cayman Islands, the PRC or elsewhere, including national, provincial, local, or foreign taxes and other taxes on income, estimated income, alternative or add-on minimum, gross receipts, profits, withholding (e.g. employees’ individual income taxes), production, business, license, occupation, stamp, premium, value added, consumption, utility, franchise, service, personal and real property (including special assessments or charges), sales, use, transfer, gains, excise, severance, environmental, unclaimed property, employment, unemployment, payroll, disability, social security, minimum tax, capital stock, registration, or any other tax, custom duty, ad valorem levy, governmental fee, or other like assessment or charge of any kind, together with any interest or any penalty, addition to tax, or additional amount, whether disputed or not, and including any loss or liabilities incurred in connection with the determination, settlement or litigation of any liabilities arising therefrom, and any liability for the Taxes of any Person as a transferee, successor, or agent, by contract, or otherwise.

“Term Sheet” has the meaning set forth in the Series G-2 Share Purchase Agreement.

“Transaction Documents” has the meaning set forth in the Series G-2 Share Purchase Agreement.

“Transfer” has the meaning set forth in Section 6.2(a) hereof.

“Transfer Notice” has the meaning set forth in Section 6.2(a) hereof.

“Transferor” has the meaning set forth in Section 6.2(a) hereof.

“U.S.” means the United States of America.

“Violation” has the meaning set forth in Section 13.1(i) hereof.

“WFOE-1” means Zhejiang Best Technologies Ltd. (浙江百世技术有限公司).

“WFOE-2” means Best Logistics Technologies (China) Co., Ltd. (百世物流科技（中国）有限公司).

“WFOE-3” means Best Store Network (Hangzhou) Co., Ltd. (百世店加科技（杭州）有限公司).

“WFOE-4” means Best Logistics Technologies (Dongguan) Co., Ltd. (百世物流科技（东莞）有限公司).

“WFOE-5” means Best Logistics Technologies (Ningbo Free Trade Zone) Co., Ltd. (百世物流科技（宁波保税区）有限公司).

“WFOE-6” means Best Finance Lease (Zhejiang) Co., Ltd. (百世融资租赁（浙江）有限公司).

“WFOE-7” means Best Supply Chain Management (Hangzhou) Co., Ltd. (百世供应链管理（杭州）有限公司).

1.2                            Interpretation.  For all purposes of this Agreement, except as otherwise expressly provided:

(i)                                  the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular;

(ii)                              all accounting terms not otherwise defined herein have the meanings assigned under IFRS;

(iii)                          all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement unless explicitly stated otherwise;

(iv)                          pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

(v)                              the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

(vi)                          all references in this Agreement to designated schedules, exhibits and annexes are to the schedules, exhibits and annexes attached to this Agreement unless explicitly stated otherwise;

(vii)                      “or” is not exclusive;

(viii)                  the term “including” will be deemed to be followed by “, but not limited to,”;

(ix)                          the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive;

(x)                              the term “day” means “calendar day”; and

(xi)                          all references to dollars are to currency of the United States of America.

1.3                            Jurisdiction.  The terms of Section 10 through Section 14 of this Agreement are drafted primarily in contemplation of an offering of securities in the United States of America.  The Parties recognize, however, the possibility that securities may be qualified or registered in a jurisdiction other than the United States of America for offering to the public or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares.  Accordingly:

(i)                                  It is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the Parties wish to effectuate qualification or registration in a different jurisdiction, reference in this Agreement to the Law, form, process or institution of the United States shall be read as referring, mutatis mutandis, to the comparable Law, form, process or institution of the jurisdiction in question; and

(ii)                              It is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Company’s Ordinary Shares unless arrangements have been made reasonably satisfactory to a Majority-in-Interest of the Holders of the then outstanding Registrable Securities to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

2.                                    INFORMATION AND INSPECTION RIGHTS; TAX MATTERS.

2.1                            Delivery of Financial Statements.  The Company shall deliver to each holder of Preferred Shares for so long as such holder holds no less than one (1) percent of the Company’s Shares then outstanding (on a fully diluted and as-converted basis) the following documents or information:

(i)                                  within one hundred and twenty (120) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for the Company Group for such fiscal year and a consolidated balance sheet for the Company Group as of the end of the fiscal year, audited by a “big four” firm of independent certified public accountants or such other accounting firm that is registered with the Public Company Accounting Oversight Board and approved by the Board, including all Preferred Directors, and a management report including a comparison of the financial results of such fiscal year with the corresponding budget, all prepared in English and in accordance with IFRS;

(ii)                              within sixty (60) days after the end of each fiscal year of the Company, a consolidated unaudited income statement and statement of cash flows for such fiscal year and a consolidated unaudited balance sheet for the Company Group as of the end of such fiscal year, and a management report including a comparison of the financial results of such year with the corresponding budget, all prepared in English and in accordance with IFRS;

(iii)                          within thirty (30) days after the end of each fiscal quarter of the Company, a consolidated unaudited income statement and statement of cash flows for such fiscal quarter and a consolidated unaudited balance sheet for the Company Group as of the end of such fiscal quarter, and a management report including a comparison of the financial results of such quarter with the corresponding budget, all prepared in English and in accordance with IFRS (except for year-end adjustments and except for the absence of notes);

(iv)                          within thirty (30) days of the end of each month, a consolidated unaudited income statement and statement of cash flows for such month and a consolidated balance sheet for the Company Group as of the end of such month, and a management report including a comparison of the financial results of such month with the corresponding budget, all prepared in English and in accordance with IFRS (except for year-end adjustments and except for the absence of notes);

(v)                              no later than thirty (30) days prior to the end of each fiscal year, an annual budget plan of the Company Group for the succeeding fiscal year;

(vi)                          monthly or other periodic operating metrics and other information of the Company Group as may be reasonably requested by any Investor, no later than five (5) days after receipt of written request for such information is given by such Investor;

(vii)                      an up-to-date capitalization table, certified by the chief executive officer of the Company within thirty (30) days following the end of each quarter; and

(viii)                  copies of all documents or other information sent to other Shareholders and any reports publicly filed by the Company with any relevant securities exchange, regulatory authority or governmental agency, on or prior to the date on which such documents or information are sent or filed by the Company.

Notwithstanding the foregoing, the Company shall deliver to each holder of Preferred Shares who holds less than one (1) percent of the Company’s Shares then outstanding (on a fully diluted and as-converted basis), within one hundred and twenty (120) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for the Company Group for such fiscal year and a consolidated balance sheet for the Company Group as of the end of the fiscal year, audited by a “big four” firm of independent certified public accountants or such other accounting firm that is registered with the Public Company Accounting Oversight Board and approved by the Board, including all Preferred Directors, and a management report including a comparison of the financial results of such fiscal year with the corresponding budget, all prepared in English and in accordance with IFRS.

Notwithstanding the foregoing, upon the written request of any Investor, the Company may, in its sole discretion, deliver to such Investor the following for each of WFOE-1, WFOE-2, WFOE-3, WFOE-4, WFOE-5, WFOE-6, WFOE-7, Domestic Co-1 and Domestic Co-2: (i) within one hundred and fifty (150) days after the end of each fiscal year, financial statements prepared in accordance with PRC GAAP for such fiscal year or as of such fiscal year end audited by a PRC accounting firm, and the management data report for such fiscal year; (ii) within sixty (60) days after the end of each fiscal year, the financial statements prepared in accordance with PRC GAAP for such fiscal year or as of such fiscal year end; (iii) within thirty (30) days after the end of each fiscal quarter, the unaudited financial statements prepared in accordance with PRC GAAP for such fiscal quarter or as of the end of such fiscal quarter, and the management data report for such fiscal quarter; and (vi) within fifteen (15) days of the end of each month, the unaudited financial statements prepared in accordance with PRC GAAP for such month or as of the end of the such month, and the management data report for such month.

2.2                            Certification.  All information provided by the Company in accordance with Section 2.1 above shall be certified in writing as true, correct and not misleading by the chief executive officer of the Company.

2.3                            Inspection.  The members of the Company Group shall permit any holder of Preferred Shares holding no less than one (1) percent of the Company’s Shares then outstanding (on a fully diluted and as-converted basis), at such holder’s own expense, to visit and inspect, during normal business hours or following reasonable notice by such holder to the Company, any of the properties of the members of the Company Group, and examine the books of account and records of any member of the Company Group, and discuss the affairs, finances and accounts of any member of the Company Group with the directors, officers, management employees, accountants, legal counsel and investment bankers of such companies, all at such reasonable times as may be requested by such holder; provided, that such holder agrees to keep confidential any information so obtained in accordance with Section 15.3 hereof.

2.4                            Other Information and Public Dissemination Right.  The Company shall keep each Investor informed, on a current basis, of any events, discussions, notices or changes with respect to any Tax (other than ordinary course communications which could not reasonably be expected to be material to any member of the Company Group), criminal or regulatory investigation or action involving any member of the

Company Group, so that the Investors will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such criminal or regulatory investigation or action and each member of the Company Group shall use its commercially best efforts to cooperate with the Investors, their members and their respective Affiliates to avoid or mitigate any cost or regulatory consequences that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities, coordinating and providing assistance in meeting with regulators and, if requested by any Investor, making a public announcement of such matters).

2.5                            Termination of Information and Inspection Rights.  The rights and covenants set forth in Sections 2.1, 2.2, 2.3 and 2.4 shall terminate and be of no further force or effect upon the earlier occurrence of (i) the closing of a Qualified IPO, or (ii) the liquidation, winding up or dissolution of the Company or a Liquidation Event under clause (iii) of the definition of “Liquidation Event” only.

2.6                            Governmental/Securities Filings.  For three (3) years after the time when the Company becomes subject to the filing requirements of the Exchange Act or any other organized securities exchange, as long as an Investor holds any Equity Securities, the Company shall deliver to such Investor copies of, or provide a link on its public website to, any quarterly, annual, extraordinary, or other reports publicly filed by the Company with the Commission or any other relevant securities exchange, regulatory authority or government agency, and any annual reports and other materials provided to all other Shareholders of the Company.

2.7                            United States Tax Matters.

(i)                                  The Company will not take any action inconsistent with the treatment of the Company as a corporation for U.S. federal income tax purposes and will not elect to be treated as an entity other than a corporation for U.S. federal income tax purposes.

(ii)                              The Company will use, and will cause each of its Subsidiaries to use, best efforts to avoid classification as a PFIC or CFC as defined in the Internal Revenue Code of 1986, as amended (the “Code”), for the taxable year that includes the date of closing of an IPO. The Company shall provide the Investors such information as necessary in order for the Investors to conduct an analysis and ascertain the CFC and/or PFIC status of the Company and each member of the Company Group on an annual basis.  The information so provided shall be reasonably sufficient for the Investors to determine their respective pro rata share in the Company and each member of the Company Group’s taxable ordinary income and capital gains.

(iii)                          The Company and each of its Subsidiaries shall not engage in a “listed transaction” as defined in U.S. Treasury Regulations section 1.6011-4.  The Company will use reasonable best efforts to notify each Investor of any investment that is a listed transaction engaged by the Company or any of its subsidiaries and to provide the Investors with the information relating to such listed transaction or reportable transaction that the Company or any of its subsidiaries is required by law to so provide.

(iv)                          The Company shall use reasonable best efforts to determine whether (i) the Company owns (directly or indirectly) an interest in a “passive foreign investment company (“PFIC”), as defined in Section 1297 of the Code or (ii) the Company is itself a PFIC.  In the event the Company determines that it is a PFIC or that it owns and interest in a PFIC, the Company shall notify the Investors.

(v)                              The Company shall use reasonable best efforts to ensure that the Company and each of its Subsidiaries is compliant with Sections 1471 through 1474 of the Code and regulations and guidance thereunder and any agreements or intergovernmental agreements entered into in connection therewith (and any rules or official guidance issued pursuant to such intergovernmental agreements).

2.8                            PRC Tax Matters.

(i)                                  The Company has not been classified by the Chinese tax authority as a “resident enterprise” of China, as defined by Article 2 of the People’s Republic of China Enterprise Income Tax Law (“PRC Resident Enterprise”).  In the event that, during the period in which any Investor or any of its successors or assigns holds Shares in the Company, the Company is classified by the Chinese tax authority in charge as a PRC Resident Enterprise, the Company shall provide each Investor or its successors or assigns written notice as soon as reasonably practicable.  The Company will use its best efforts to arrange its management activities in such a way as to avoid being a PRC Resident Enterprise in each taxable year during the period in which any Investor or any of its successors or assigns holds Shares in the Company, including holding all Board meetings outside the PRC and such additional efforts as are deemed prudent under current Law; provided, however, that such additional efforts do not cause undue burden on the Company or its officers including but not limited to requiring the officers of the Company to move their residency outside the PRC.

(ii)                              The Company agrees to indemnify each Investor and its successors and assigns from and against any PRC Taxes imposed on such Investor or such successors or assigns arising out of, relating to, or caused by the breach of this Section 2.8 above (including any PRC withholding tax imposed on dividends paid by the Company and PRC capital gains tax imposed on the transfer of Shares in the Company by the Investors).

2.9                            Other Tax Matters

(i)                                  The Company and its Subsidiaries will use reasonable best efforts to structure their investments and operations so as to ensure that no jurisdiction will impose a tax payment or filing obligation upon any Investor (or any direct or indirect owner of the Investor) solely as a result of the Investor’s investment in the Company.  The Company agrees that if it has knowledge that an Investor is required to file a tax return in any jurisdiction (other than a return to claim withholding taxes) as a result of its ownership of an interest in the Company, the Company shall use best efforts to notify the Investor as promptly as practicable of such filing obligation and will provide the Investor with any information necessary to and will assist the Investor in complying with any such filing obligation.

(ii)                              To the extent required by German CFC rules under the German Foreign Tax Act (Aussensteuergesetz, or “AStG”) in respect of the Company or its Subsidiaries, the Company shall use its reasonable best efforts, at an Investor’s expense and upon the request of an Investor or advisor appointed by an Investor to monitor the application of the AStG.  Upon the written request of an Investor, and at the Investor’s expense, the Company shall promptly provide such information and documents as shall be (i) sufficient for the Investor or its direct or indirect investors to determine the extent to which income from the Company or its Subsidiaries is subject to taxation under the German Foreign Tax Act and file a tax return (Erkliirung zur gesonderten Feststellung nach §18 AStG) pursuant to Sec. 18 of the German Foreign Tax Act or (ii) requested from an Investors or its direct or indirect investors by the German Fiscal Authorities (in each case, including information relating to German investors in the Company and its Subsidiaries and the nature of income from the Company and its Subsidiaries.

(iii)                          The Company agrees that before withholding and paying over to any taxing authority any amount purportedly representing a tax liability of an Investor (or its direct or indirect owners), the Company shall (i) notify the Investor of the basis for and the amount of such claim, (ii) provide the Investor with an opportunity to contest such claim, and (iii) assist the Investor (or its direct or indirect owners) with obtaining any available refund of, or exemption from, such tax liability (including by causing the Company or any Subsidiary to make any filings directly).  If requested by an Investor, the Company will obtain from the relevant taxing authority and provide to the Investor an original or certified copy of a receipt evidencing the payment in respect of any such taxes withheld, deducted, or paid on behalf of the Investor (or its direct or indirect owners).

(iv)                          The Company will provide any information reasonably requested by an Investor in order for such Investor (or its direct or indirect owners) to comply with its own tax returns or reporting obligations (including, but not limited to, annual Form 5500 information returns), to comply with a legally valid request from a tax or other or authority, or to satisfy other regulatory requirements.  The Company and its subsidiaries shall file any relevant notice reasonably requested by an Investor with a tax authority.

3.                                    ELECTION OF DIRECTORS.

3.1                            Board of Directors.

(i)                                  After the Closing, the Company shall have a Board consisting of no more than nine (9) Directors:

(a)                               Preferred Directors.  Each holder of Preferred Shares and its Affiliate(s) shall have the right to appoint and remove one (1) Director as long as the number of the then outstanding Preferred Shares owned by such holder and its Affiliate(s) makes up no less than four percent (4%), on a fully-diluted and as-converted basis, of the aggregate number of Shares then outstanding. Each director appointed by any holder of Preferred Shares is referred to as a “Preferred Director” and collectively as the “Preferred Directors”. Solely for the purpose of calculating the ownership percentage under this Section 3.1(i)(a), Liyue Jinshi Investment L.P. or its Affiliate shall be deemed as an Affiliate of CBLC Investment Limited.

(b)                              Ordinary Directors. The holders of Ordinary Shares (excluding any Ordinary Shares issued or issuable upon conversion of the Preferred Shares) shall have the right to appoint and remove two (2) Directors (collectively, the “Ordinary Directors”, and each an “Ordinary

Director”), one of whom will serve as the chairman of the Board. For so long as the Founder serves as the chairman of the Board, he will have a second or casting vote in the event of an equality of votes at any Board meeting or Board committee meeting.

(ii)                              At each election of the Directors of the Board at any general meeting of Shareholders or class of Shareholders, each holder of Shares shall vote such number of Shares (on an as-converted basis, if applicable) as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent, as the case may be, with respect to such number of Shares (on an as-converted basis, if applicable) (a) as may be necessary to elect as the Directors the individuals appointed by the Shareholders, as the case may be, and (b) against any other Director nominee not so appointed by the Shareholders, as the case may be, in each case, in accordance with Section 3.1(i).

(iii)                          Any holders of Shares of the Company entitled to appoint any individual to be elected as a Director of the Board pursuant to this Section 3.1 shall have the sole right to remove any Director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any Director occupying such position.

3.2                            Alternates.  Subject to applicable Law, a Preferred Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the Preferred Director for whom he or she is serving as an alternate.

3.3                            Committees.  Until such time as the Board (including all the Preferred Directors) shall decide otherwise, the Company shall have and maintain (i) a compensation committee, and (ii) an audit committee, each consisting of one (1) Ordinary Director, one (1) Preferred Director appointed by the Series A Investor who, together with its Affiliate(s), holds the highest number of Shares among the Series A Investors, one (1) Preferred Director appointed by the Series B Investor who, together with its Affiliate(s), holds the highest number of Shares among the Series B Investors, one (1) Preferred Director appointed by the Series D Investor who, together with its Affiliate(s), holds the highest number of Shares among the Series D Investors, one (1) Preferred Director appointed by the Series E Investor who, together with its Affiliate(s), holds the highest number of Series E Preferred Shares among the Series E Investors, one (1) Preferred Director appointed by the Series F Investor and one (1) Preferred Director appointed by the Series G Investor who, together with its Affiliate(s), holds the highest number of Shares among the Series G Investors, in each case, so long as the applicable series Investor has the right to appoint at least one (1) Director under Section 3.1(i)(a). Each such committee shall have such powers and responsibilities as the Board (including a majority of the Preferred Directors) shall determine.  The Company shall ensure that at all times a majority of the members of each such committee are Preferred Directors; provided that if any Investor has the right to appoint more than one Preferred Director pursuant to Section 3.1, only one Preferred Director appointed by such Investor shall serve on such committee, except that if there are insufficient Preferred Directors on the Board to constitute a majority of directors on any committee, all the Preferred Directors shall serve on such committee; provided further that each Preferred Director shall have the right, but not the obligation, to serve as a member on any committee.

3.4                            D&O Insurance.  The Company shall, prior to the closing of a Qualified IPO, purchase and maintain directors’ and officers’ insurance from a carrier and in an amount as shall be agreed by the Board (including all Preferred Directors), provided that such insurance coverage is available at commercially reasonable rates as determined by the Board (including all Preferred Directors), in relation to any person who is or was a director or an officer of the Company, or who at the request of the Company is or was serving as a director or an officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity.  The Memorandum and Articles of the Company shall at all times provide that the Company shall indemnify the members of the Company’s Board to the maximum extent permitted by the Law of the jurisdiction in which the Company is organized.

3.5                            Assignment.  The rights of the Investors under this Section 3 are fully transferable and assignable in connection with a transfer of Preferred Shares made pursuant to the provisions of this Agreement by any holder of Preferred Shares; provided, however, any holder of Preferred Shares shall not transfer any of the foregoing rights to a third party unless a written notice is given to the Company stating the name and address of the proposed assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

3.6                            Amendment.  No right of any holder of the Preferred Shares under this Section 3 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) without its prior written consent.

3.7                            Board Meetings.   The Company shall hold no less than one (1) Board meeting during each fiscal quarter.  A quorum for a Board meeting shall consist of a majority of the then incumbent Directors, including at least one (1) Director appointed by the holders of the Series A Preferred Shares, at least one (1) Director appointed by the holders of the Series B Preferred Shares, at least one (1) Director appointed by the holders of the Series D Preferred Shares, at least one (1) Director appointed by the holders of the Series E Preferred Shares, at least one (1) Director appointed by the holders of the Series F Preferred Shares and at least one (1) Director appointed by the holders of the Series G Preferred Shares, in each case, so long as the holders of the applicable series of Preferred Shares shall have the right to appoint at least one (1) Director under Section 3.1(i)(a).  All Board meetings shall be held outside of the PRC. The Board meetings can be held through a means of instantaneous communication device (video and audio simultaneously), without the Directors being physically present at said meeting. In such event, any of the Directors who have chosen to participate in the meeting in the aforementioned manner shall be deemed to be present at the meeting in person. If within half an hour from the time appointed for a Board meeting a quorum is not present, the meeting shall be dissolved and stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, a majority of the then current Directors shall be a quorum. Subject to Section 4.9 and applicable quorum requirements, all actions by the Board shall require the approval of a majority of the Directors present in person or by proxy at a duly constituted meeting of the Board.

3.8                            Board Observer.  Notwithstanding any other provisions in this Section 3, for so long as any Investor holds one-sixth (1/6th) or more of the Preferred Shares or the equivalent number of Ordinary Shares issued upon conversion of the Preferred Shares, it shall be entitled to designate a Board observer to attend all meetings of the Board in a non-voting observer capacity. All of the notification, background information, resolution, plans, schedules and other materials relating to the Board meetings shall be delivered to the Board observer under the same notification requirements as applicable to the Preferred Directors; provided, however, that the Board observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided.

3.9                            Expenses for Board Meetings.  The Company shall reimburse the Directors for all reasonable out-of-pocket expenses incurred in connection with attending any meetings of the Board and any committee thereof.

4.                                    ADDITIONAL AGREEMENTS; COVENANTS; PROTECTIVE PROVISIONS.

4.1                            Use of Proceeds.  The members of the Company Group shall use the proceeds of the issue of Series G Preferred Shares only for (i) the repurchase of Shares only in accordance with the Share Repurchase Agreement and (ii) the capital expenditure and working capital needs of the Company Group and only in accordance with budget plan approved by the Board of Directors of the Company, subject to Section 4.2 and Section 4.8 hereof.

4.2                            Approval of Annual Budget and Business Plan.  The Company shall deliver to each holder of Preferred Shares for so long as such holder holds no less than one (1) percent of the Company’s Shares then outstanding (on a fully diluted and as-converted basis) no later than thirty (30) days prior to the end of each fiscal year, a comprehensive annual operating budget for the succeeding fiscal year forecasting the Company Group’s revenues, expenses, and cash position on a month-to-month basis.  The Parties to this Agreement shall ensure that an annual budget and business plan (including any capital expenditure budget, operating budget and financing plan) is presented to and approved by the Board, before the beginning of each fiscal year, subject to Section 4.8 hereof.

4.3                            Compliance.

(i)                                  The Company and each Ordinary Shareholder (including the Founder) shall use his, her or its best efforts to ensure that each member of the Company Group is familiar with and shall comply with all applicable Laws, including all anti-bribery, anti-corruption and anti-money laundering Laws and Sanctions referred to in Section 3.17 of the Series G-2 Share Purchase Agreement.

(ii)                              The members of the Company Group and each Ordinary Shareholder (including the Founder) shall not take, and shall procure that each of the directors, officers, agents, employees, affiliates or any other person acting for or on behalf of the foregoing (individually and collectively, a “Representatives”) shall not take, any action, directly or indirectly, that would result in a violation of or has violated the U.S. Foreign Corrupt Practices Act, as amended, the United Kingdom Bribery Act, as amended, or any other applicable anti-bribery or anti-corruption laws.

(iii)                          The members of the Company Group and each Ordinary Shareholder (including the Founder) shall not, and shall procure that each of the Representatives shall not, use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful payments to any foreign or domestic governmental official or employee from corporate funds, nor offer, give, promise to give, or authorize the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any

Government Entity, as defined below, to any political party or official thereof or to any candidate for political office (individually and collectively, a “Public Official”) or to any person under circumstances where such member of the Company Group or Representative knows or is aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Public Official, for the purpose of:

(a)                               influencing any act or decision of such Public Official in his official capacity;

(b)                              inducing such Public Official to do or omit to do any act in relation to his lawful duty;

(c)                               securing any improper advantage;

(d)                              inducing such Public Official to influence or affect any act or decision of any Government Entity; or

(e)                               assisting any member of the Company Group in obtaining or retaining business for or with, or directing business to any member of the Company Group or in connection with receiving any approval of the transactions contemplated herein, nor shall any member of the Company Group nor Representative accept anything of value for any of the purposes listed in clauses (a) through (e) of this Section.

(iv)                          “Government Entity” as used in the previous paragraph means any government or any department, agency or instrumentality thereof, including any entity or enterprise owned or controlled by a government, or a public international organization.

(v)                              The Company and each Ordinary Shareholder (including the Founder) shall use his, her or its best efforts to ensure that each member of the Company Group shall, and shall procure that each of its Representatives shall use such Representatives’ best efforts to comply with all applicable anti-money-laundering Laws, including without limitation all PRC and U.S. anti-money laundering Laws, the rule and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency, and each member of the Company Group has or shall establish and maintain an anti-money-laundering program in accordance with all applicable Laws.

(vi)                          The Company and each Ordinary Shareholder (including the Founder) shall use his, her or its best efforts to ensure that each member of the Company Group shall promptly notify the Shareholders if any current or future Representatives of any member of the Company Group are or become Public Officials.

(vii)                      Each member of the Company Group shall not, and each Ordinary Shareholder (including the Founder) shall use his or her best efforts to ensure that each member of the Company Group shall not, directly or indirectly use the funds of such member or lend, contribute or otherwise make available such funds to any Subsidiary, joint venture partner or other Person for the purpose of funding or facilitating any activities or business of or with any person towards any sales or operations in Central African Republic, Congo, Iraq, Ivory Coast, Lebanon, Libya, Somalia, Venezuela, Yemen, Zimbabwe Iran, Myanmar, Syria, South Sudan, Sudan (north), Cuba or North Korea or any other country sanctioned by OFAC or for the purpose of funding any operations or financing any investments in, or make any payments to, any Person targeted by or subject to any Sanctions.  The Company and each Ordinary Shareholder (including the Founder) shall use his, her or its best efforts to ensure that each member of the Company Group shall promptly notify the Shareholders if any member of the Company Group will conduct or agrees to conduct any business, or enter into or agree to enter into any transaction with any Person, in Central African Republic, Congo, Iraq, Ivory Coast, Lebanon, Libya, Somalia, Venezuela, Yemen, Zimbabwe Iran, Myanmar, Syria, South Sudan, Sudan (north), Cuba or North Korea or any other country sanctioned by OFAC, and shall not undertake any such transaction without the prior written consent of the Investors.

(viii)                  Each member of the Company Group shall ensure, and each Ordinary Shareholder (including the Founder) shall use his or her best efforts to ensure, that the use of funds by each member of the Company Group will be in compliance with and will not result in the breach by any Relevant Person of the Sanctions; and each member of the Company Group further covenants not to, and each Ordinary Shareholder (including the Founder) shall use his or her best efforts to ensure that each member of the Company Group shall not, directly or indirectly, engage in any other activities that would result in a violation of Sanctions by any Person, including any Person participating in the transactions contemplated under the Transaction Documents.

(ix)                          Each Ordinary Shareholder (including the Founder) shall, and the Company shall cause each Ordinary Shareholder (including the Founder) to, at all times comply with all applicable SAFE Rules and Regulations, including but not limited to taking any action reasonably requested by the Investors or required or recommended by SAFE or any of its local branches by oral or written notifications, orders or any other form of official correspondence with respect to Circular 37 and any of its implementing rules.  Furthermore, the Company and the Founder shall consult in good faith with SAFE or its relevant local branches and either the Company’s PRC counsel or SAFE agents on a regular basis (and in any case no less than once every six (6) months) with respect to their compliance with all applicable SAFE Rules and Regulations (including Circular 37).

(x)                              The Company and each Ordinary Shareholder (including the Founder) shall cause each of the PRC members of the Company Group (being the WFOE-1, WFOE-2, WFOE-3, WFOE-4, WFOE-5, WFOE-6, WFOE-7, the Domestic Co-1 and Domestic Co-2) to consult in good faith with the relevant local AICs and the Company’s PRC counsel on a regular basis (and in any case no less than once every six (6) months) with respect to such entity’s compliance with all Laws related to its business scope and take any action required or recommended by the relevant local AICs by oral or written notifications, orders or any other form of official correspondence related to such entity’s business scope.

4.4                            Board of Directors of Members of the Company Group.  The Company and the Ordinary Shareholders (including the Founder) shall procure that the board of directors of each member of the Company Group shall not have independent decision making power over their respective entities subject only to the fiduciary duties of the members of such boards of directors, and that the Company shall have sole decision making power over all business and affairs of any member of the Company Group.

4.5                            Legend on Share Certificates.  Each certificate or replacement certificate representing any Shares issued after the date hereof and prior to an IPO shall be endorsed by the Company with a legend reading substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT BY AND BETWEEN THE MEMBER, THE COMPANY AND CERTAIN HOLDERS OF SHARES OF THE COMPANY.  A COPY OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.”

(i)                                  The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by this Section 4.5 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office.  The Parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by this Section 4.5 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

4.6                            Employment Matters. The Company will, and the Ordinary Shareholders (including the Founder) will cause the Company to, cause each person now or hereafter employed by any member of the Company Group (or engaged by any member of the Company Group as a consultant or independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement in form and substance satisfactory to the Investors.

4.7                            Successor Indemnification.  If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Memorandum and Articles, or elsewhere, as the case may be.

4.8                            Shareholder Approval Matters.

(a)                               Matters to be Approved by Relevant Preferred Majority.  In addition to such other limitations as may be provided in the Memorandum and Articles, the Statute, or any applicable Law or in any agreement (including any other provisions of this Agreement), except as specifically permitted or contemplated under the Transaction Documents, the following actions by any member of the Company Group shall require the written consent of the holders of at least a majority of the then issued and outstanding Ordinary Shares, the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then issued and outstanding Series A Preferred Shares, the holders of at least a majority of the then issued and outstanding Series B Preferred Shares, the holders of at least a majority of the then issued and outstanding Series C Preferred Shares, the holders of at least a majority of the then issued and outstanding Series D Preferred Shares, the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then issued and outstanding Series E Preferred Shares, the holders of at least a majority of the then issued and outstanding Series F Preferred Shares and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then issued and outstanding Series G Preferred Shares, each voting as a separate class and on an as-converted basis (together the “Relevant Preferred Majority”); provided, that written consent from the individuals designated by any holder of the Preferred Shares to serve on the Board, with any such individual acting in his or her capacity as a representative of such Shareholder, and not in his or her capacity as a Director of the Company, shall be deemed to constitute consent of such Shareholder. Notwithstanding anything to the contrary contained herein, where any action listed in clauses (i) through (ix) below requires a Special Resolution of the Shareholders of the Company in accordance with the Statute, and if the Shareholders vote in favor of such action but the approval of the Relevant Preferred Majority has not yet been obtained, then each holder of Preferred Shares who votes against the resolution shall, in such vote at a meeting of the Shareholders, have the voting rights equal to ten (10) times the voting rights of each Shareholder who voted in favor of such action.

(i)                                  liquidate, dissolve or wind-up the affairs of any member of the Company Group, or effect a transaction constituting a Liquidation Event;

(ii)                              amend, alter, or repeal any provision of the Memorandum and Articles or any constitutional documents of any member of the Company Group (including but not limited to increasing or decreasing the authorized number of members of the Board), other than any amendment, alteration or repeal that is necessary for creating or authorizing the creation or issuance of any equity securities of the Company which is governed by Section 4.8(b);

(iii)                          merge, amalgamate or consolidate any member of the Company Group with any other Person or any spin-off, sub-division, or any other transaction of similar nature or having a similar economic effect as any of the foregoing, or other forms of restructuring of any member of the Company Group;

(iv)                          sell, transfer or otherwise dispose of (including by way of an exclusive license) any equity interest of any member of the Company Group or all or substantially all of the assets, any material asset or goodwill of any member of the Company Group;

(v)                              sell, transfer, license, pledge or encumber material technology or intellectual property of any member of the Company Group, other than licenses granted in the ordinary course of business;

(vi)                          change the capital structure of the Company or any other member of the Company Group;

(vii)                      reduce or cancel the authorized or issued share capital of any member of the Company Group or purchase or redeem any Shares, securities convertible into, exercisable or exchangeable for or otherwise carrying a right of subscription in respect of Shares, including any warrants, options or other rights which may require the issue of any Shares at any time;

(viii)                  amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the Preferred Shares;  or

(ix)                          agree or undertake to do any of the foregoing actions.

(b)                              Matters to be Approved by Relevant Majority of All Shareholders.  In addition to such other limitations as may be provided in the Memorandum and Articles, the Statute, or any applicable Law or in any agreement (including any other provisions of this Agreement), except as specifically permitted or contemplated under the Transaction Documents, the following actions by any member of the Company Group shall require the written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then issued and outstanding Ordinary Shares and Preferred Shares (including the consent of the holders of a majority of the then outstanding Ordinary Shares) (the “Relevant Majority”), voting together as a single class and on an as-converted basis; provided, that written consent from the individuals designated by any holder of Preferred Shares to serve on the Board, with any such individual acting in his or her capacity as a representative of such Shareholder, and not in his or her capacity as a Director of the Company, shall be deemed to constitute consent of such Shareholder. Notwithstanding anything to the contrary contained herein, where any action listed in clauses (i) through (viii) below requires a Special Resolution of the Shareholders of the Company in accordance with the Statute, and if the Shareholders vote in favor of such action but the approval of the Relevant Majority has not yet been obtained, then each Shareholder who votes against the resolution shall, in such vote at a meeting of the Shareholders, have the voting rights equal to ten (10) times the voting rights of each Shareholder who voted in favor of such action.

(i)                                  amend, alter, or repeal any provision of the Memorandum or Articles or any constitutional documents of any member of the Company Group, to the extent such amendment, alteration or repeal is necessary for creating or authorizing the creation or issuance of any equity securities of the Company;

(ii)                              increase the authorized or issued share capital of any member of Company Group or issue, allot or grant any Shares or securities convertible into, exercisable or exchangeable for or otherwise carrying a right of subscription in respect of Shares, including any warrants, options or other rights which may require the issue of Shares at any time;

(iii)                          create or authorize the creation of or issuance of any other security convertible into or exercisable or exchangeable for or reclassify any outstanding Shares or securities of the Company into any equity security, or increase the authorized number of Equity Securities;

(iv)                          purchase or redeem or declare or pay any dividend on any equity securities of any member of the Company Group (other than any repurchase of equity securities upon a conversion of the Preferred Shares or any repurchase of equity securities from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market value or cost);

(v)                              approve, extend, terminate or amend transactions or agreements related to the Captive Structure;

(vi)                          change the Business of the Company Group, enter a new line of business, or exit any current line of business;

(vii)                      enter into any joint venture or partnership other than any strategic alliance not involving any equity or equity-related investment; or

(viii)                  agree or undertake to do any of the foregoing actions.

4.9                            Board Approval Matters.  In addition to such other limitations as may be provided in the Memorandum and Articles or any agreement (including any other provisions of this Agreement), except as specifically permitted or contemplated under the Transaction Documents, the Company will not, without (i) the approval of a majority of the Directors then in office (including the approval of a majority of the then incumbent Preferred Directors) and (ii) the approval of the Founder for so long as the Founder serves as a Director, take any of the following actions or allow any of the following actions to be taken with respect to any member of the Company Group:

(i)                                  create, incur or authorize the creation of any debt (including without limitation the issuance of any debt securities) in a single transaction or a series of related transactions, if the Company Group’s aggregate indebtedness would exceed US$5,000,000 following the creation of such debt, or borrow or guarantee any indebtedness, or create any liens over assets except to secure any indebtedness otherwise permitted or previously approved pursuant to this Section 4.9, except for trade accounts of the Company Group arising in the ordinary course of business;

(ii)                              make any loan or advance in a principal amount in excess of US$1,000,000 other than credit given in the ordinary course of business;

(iii)                          invest in or acquire any other Person, or any assets, business, business organization or division of any other Person in a single transaction or series of related transactions with an aggregate value in excess of US$5,000,000 in a twelve (12)-month period, or form any new subsidiary of any member of the Company Group;

(iv)                          approve, extend or amend any transaction or agreement with a shareholder, employee, officer or director of any member of the Company Group or any of their Affiliates, unless such transaction (a) occurs in the ordinary course of business of such member of the Company Group, which is a bona fide arm’s length transaction and has been fully disclosed to the holders of the Preferred

Share in writing prior to the entering into such transaction; (b) is pursuant to the Company’s ESOP, or (c) involves an employment agreement with an contract amount not exceeding US$300,000 per year;

(v)                              amend the ESOP or approve any new equity-based compensation plan or any bonus or incentive plan, and administer the ESOP or any equity-based compensation plan or bonus or incentive plan;

(vi)                          select or change the external auditor, make any material changes to the accounting policies, or change the financial year of the Company Group;

(vii)                      commence, terminate or settle any litigation or arbitration in which the amount in dispute is or could reasonably be expected to exceed US$1,000,000;

(viii)                  acquire (by way of purchase or otherwise) of any interest in any real property involving an amount in excess of US$1,000,000 except a lease of office premises;

(ix)                          adopt the annual business and budget plan of the Company Group, amend any then-current business and budget plan, or establish any performance milestones or corporate benchmarks for the Company Group, and any material deviations therefrom, or approve any spending that would exceed the amount approved in the then current annual budget by twenty five percent (25%);

(x)                              hire or terminate or materially change the responsibilities, compensation or other terms of employment of the chief executive officer, president, chief operating officer, chief financial officer, or any other person(s) performing substantially the same functions as any of the foregoing;

(xi)                          except for any transactions otherwise permitted or approved pursuant to Section 4.8 above, approve, extend or amend (a) any non-monetary transactions involving the grant of exclusivity, most-favored nation provisions or other material rights of any member of the Group, (b) any related party transactions among members of the Company Group in an amount in excess of US$5,000,000, (c) any material contract or transaction in an amount in excess of US$10,000,000, or (d) other non-ordinary course transactions involving intellectual property rights, or dispositions of intellectual property, real estate or other material assets;

(xii)                      create any encumbrance over any assets or undertaking of any member of the Company Group except (i) for the purpose of the Captive Structure, (ii) to secure any indebtedness otherwise permitted or previously approved pursuant to Section 4.8 above or by the Board or (iii) any possessory lien arising by operation of law in the ordinary course of business;

(xiii)                  select the underwriters or listing exchange, or approve the valuation or any material terms and conditions for an initial public offering; or

(xiv)                  agree or undertake to do any of the foregoing actions.

4.10                    Series F Investor Nominee and Series F Investor Director Nominee.

(i)                                  For as long as the number of the then outstanding Preferred Shares owned by Alibaba makes up no less than ten percent (10%), on a fully-diluted and as-converted basis, of the aggregate number of Shares then outstanding, Alibaba shall have the right to (i) designate one Person (the “Series F Investor Nominee”) in writing, who shall hold a pro rata portion of the equity interests in Domestic Co-1 that is equal to a fraction, the numerator of which is the number of all of the Preferred Shares then held by Alibaba and the denominator of which is the aggregate number of shares of the Company then outstanding on a fully-diluted and as-converted basis, and (ii) designate one Person as a director to the board of directors of Domestic Co-1 (the “Series F Investor Director Nominee”). Alibaba agrees that (i) each of the Series F Investor Nominee and the Series F Investor Director Nominee shall be a Person reasonably acceptable to the Company and (ii) the Series F Investor Nominee shall be an Affiliate of the Series F Investor incorporated in the PRC and shall not be a foreign invested enterprise.

(ii)                              Alibaba covenants to the Company that the Series F Investor Nominee shall fully perform its obligations under the Structure Agreements to which the Series F Investor Nominee is a party to realize the business intention underlying the Structure Agreements to enable the Company to exclusively Control and consolidate in its financial statements Domestic Co-1. Alibaba shall procure that the Series F Investor Nominee will, and shall use best efforts to procure that the Series F Investor Director Nominee will, exercise its or his or her rights or powers as a shareholder or director of Domestic Co-1 in a manner consistent with the provisions or spirit of this Agreement or the Structure Agreements to which the Series F Investor Nominee is a party. Alibaba agrees that (a) it shall be liable for any and all breaches of the covenants set forth in this Section 4.10, (b) it shall, within thirty (30) days after its receipt of a written notice from the Company notifying Alibaba of any breach by the Series F Investor Nominee of any Structure Agreement or by Alibaba of any breach of any covenant set forth in this Section 4.10, take all necessary actions to cure all its breaches and procure the Series F Investor Nominee to take all necessary actions to cure all of the Series F Investor Nominee’s breaches specified in such written notice, and (c) without prejudice to any remedies available to the Company under law or hereunder, if Alibaba or the Series F Investor Nominee fails to cure such breaches within the foregoing 30-day period, it shall take all necessary actions to remove the Series F Investor Nominee and the Series F Investor Director Nominee and procure the Series F Investor Nominee and the Series F Investor Director Nominee to take all necessary actions to give effect to such removal, including without limitation, terminating the relevant Structure Agreements to which the Series F Investor Nominee is a party.

(iii)                          Alibaba agrees that, notwithstanding any provision to the contrary contained in Section 7, Alibaba shall not have the right to require the Company to redeem any of its Series F Preferred Shares pursuant to Section 7 if such right for redemption is triggered solely by a material breach of the Structure Agreements by the Series F Investor Nominee.

(iv)                          Alibaba covenants to the Company that, in the event that the number of the then outstanding Preferred Shares owned by Alibaba makes up less than ten percent (10%), on a fully-diluted and as-converted basis, of the aggregate number of Shares then outstanding, it will take all necessary actions to remove the Series F Investor Nominee and the Series F Investor Director Nominee and procure the Series F Investor Nominee and the Series F

Investor Director Nominee to take all necessary actions to give effect to such removal, including without limitation, terminating the relevant Structure Agreements to which the Series F Investor Nominee is a party.

(v)                              This Section 4.10 shall survive the Qualified IPO to the maximum extent permitted by applicable Laws (including applicable listing rules), the Governmental Authority of competent jurisdiction or the Company’s proposed listing exchange. Solely to the extent this Section 4.10 is not permitted by applicable Laws (including applicable listing rules), such Governmental Authority or the Company’s proposed listing exchange to survive the closing of a Qualified IPO, the Company and Alibaba shall promptly discuss in good faith and endeavor to find a mutually agreeable solution so that such Qualified IPO (including the timing for closing of such Qualified IPO) will not be adversely impacted by this Section 4.10.

4.11                    Multi-class Share Structure.  Insofar as it is not prohibited by applicable Laws (including applicable listing rules) in the jurisdiction of the listing exchange as selected by the Board pursuant to Section 4.9 hereof, the Company shall adopt a multi-class ordinary share structure effective immediately prior to the completion of the Company’s initial public offering such that the equity securities of the Company will consist solely of Class A ordinary shares, Class B ordinary shares and Class C ordinary shares, with holders of Class A ordinary shares being entitled to one vote per share, holders of Class B ordinary shares being entitled to five (5) votes per share and holders of Class C ordinary shares being entitled to ten (10) votes per share, in respect of matters requiring the votes of shareholders of the Company (and each such class of ordinary shares of the Company shall otherwise carry identical rights, preferences and privileges). The Founder will hold all of Class C ordinary shares, Alibaba and Cainiao will hold all of Class B ordinary shares and all other shareholders will hold Class A ordinary shares. Each of the Parties hereto agrees that it shall take all necessary actions, including by means of voting at each meeting of shareholders of the Company or in lieu of any such meeting giving its written consent with respect to, as the case may be, all of its voting securities of the Company as may be necessary to adopt such multi-class ordinary share structure.

5.                                    PREEMPTIVE RIGHT.

5.1                            General.  Subject to Section 5.5, the Company hereby grants to each holder of Preferred Shares (a “Preferred Share Holder”) a right to purchase up to its pro rata share (and any overallotment, as provided below) of any New Securities that the Company may, from time to time, propose to sell or issue.  Each Preferred Share Holder’s “pro rata share” for purposes of this purchase right shall be determined according to the aggregate number of Ordinary Shares owned by such Preferred Share Holder immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of all then outstanding Ordinary Share Equivalents) in relation to the total number of Ordinary Shares of the Company owned by all Preferred Share Holders immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of all then outstanding Ordinary Share Equivalents).

5.2                            Issuance Notice.  In the event the Company proposes to undertake an issuance of New Securities, it shall give each of the Preferred Share Holders written notice (an “Issuance Notice”) of such intention, describing (i) the type of New Securities, (ii) the identity of the prospective purchaser(s), and (iii) the price and the general terms upon which the Company proposes to issue the same.  Subject to Section 5.5, each of the Preferred Share Holders shall have thirty (30) days after the receipt of the

Issuance Notice to agree to purchase up to such Preferred Share Holder’s respective pro rata share of such New Securities (as determined in Section 5.1 above) for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

5.3                            Overallotment.  If any Preferred Share Holder fails to exercise its right to purchase its full pro rata share of any New Securities (each, a “Non-Exercising Holder”), the Company shall, within five (5) days after the expiration of the thirty (30) day period described in Section 5.2 above, deliver written notice specifying the aggregate number of unpurchased New Securities that were eligible for purchase by all Non-Exercising Holders (the “Remaining Securities”) to each Preferred Share Holder that exercised its right to purchase its full pro rata share of the New Securities (each, an “Exercising Holder”).  Subject to Section 5.5, each Exercising Holder shall have a right of overallotment, and may exercise an additional right to purchase the Remaining Securities by notifying the Company in writing within fifteen (15) days after receipt of the notice by the Company pursuant to the prior sentence of this Section 5.3; provided, however, that if the Exercising Holders desire to purchase in aggregate more than the number of Remaining Securities, then subject to Section 5.5, the Remaining Securities will be allocated to the extent necessary among the Exercising Holders in accordance with their relative pro rata shares.

5.4                            Sales by the Company.  For a period of ninety (90) days following the expiration of the thirty (30) day period as described in Section 5.2 above (or the fifteen (15) day period described in Section 5.3 above, if applicable), the Company may sell any New Securities with respect to which the Preferred Share Holders’ rights under this Section 5 were not exercised, to the purchasers identified in the Issuance Notice and at a price and upon terms not more favorable to the purchasers thereof than specified in the Issuance Notice.  In the event the Company has not sold such New Securities within such ninety (90) day period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Preferred Share Holders in the manner provided in this Section 5.

5.5                            Shareholder Approval.  The prior written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then issued and outstanding Ordinary Shares and Preferred Shares, voting together as a single class and on an as-converted basis, shall be required for any proposed exercise by a Shareholder of its right to purchase any New Securities pursuant to Section 5.1, Section 5.2 or Section 5.3 if, as a result of and immediately after such exercise, such exercising Shareholder and its Affiliates would directly or indirectly hold or own, in aggregate, more than thirty-three and one-third percent (33 1/3%) of the then issued and outstanding Equity Securities of the Company, on an as-converted basis.

5.6                            Investor Favorable Terms.  If, in connection with any issuance of New Securities by the Company on terms (other than the per Share purchase price) more favorable than those granted to the Investors pursuant to the Transaction Documents, any Investor does not exercise its preemptive right to participate in such issuance of New Securities pursuant to this Section 5, then each of the Parties shall take all such actions and do all such things to ensure that all rights and privileges of the Preferred Shares held by such Investor shall be amended such that the terms of such Preferred Shares shall be no less favorable than the more favorable terms of such issuance of New Securities. Notwithstanding the forgoing, each of the Series A Investors, the Series B Investors, the Series C Investors, the Series D Investors, the Series E Investors and the Series F Investor hereby acknowledges and agrees that the terms of their investment in the Company shall not be amended because the terms of the Transaction Documents may be more favorable than those under the transaction documents entered into in connection with their investments in the Company, except as otherwise provided herein and in the Memorandum and Articles adopted on the date hereof.

5.7                            Termination of Preemptive Rights. The preemptive rights in this Section 5 shall terminate on the earlier of (i) the closing of the Qualified IPO, or (ii) the liquidation, winding up or dissolution of the Company or a Liquidation Event under clause (iii) of the definition of “Liquidation Event” only.

6.                                    TRANSFER RESTRICTIONS, RIGHTS OF FIRST REFUSAL AND CO-SALE RIGHTS.

6.1                            Restriction on Transfer of Shares.

(a)                               Prohibition on Transfers Prior to Qualified IPO by the Founder.  The Founder shall not transfer, and shall not permit any transfer by himself or his spouse of, any direct or indirect interest in any Equity Securities now or hereafter owned or held by him or his spouse at any time that represent more than twenty-five percent (25%) in aggregate of the total Equity Securities owned or held by him and his spouse as of the date of this Agreement, and shall own or hold no less than five percent (5%) on a fully-diluted and as-converted basis of the aggregate number of Shares then outstanding, prior to the earliest of (i) completion of a Qualified IPO, (ii) the date on which no Holder holds any Equity Securities of the Company, (iii) the consummation of a Change-of-Control Event, or (iv) written approval of any such transfer is received from the holders of at least a majority of the then outstanding Series A Preferred Shares, at least a majority of the then outstanding Series B Preferred Shares, at least a majority of the then outstanding Series C Preferred Shares, at least a majority of the then outstanding Series D Preferred Shares, at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series E Preferred Shares, at least a majority of the then outstanding Series F Preferred Shares and at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series G Preferred Shares, voting as separate classes and on an as-converted basis, except as permitted in Section 6.5 below.

(b)                              Prohibition on Transfers Prior to Qualified IPO by the Ordinary Shareholders Other Than the Founder.  The Ordinary Shareholders other than the Founder shall not transfer any direct or indirect interest in any Equity Securities now or hereafter owned or held by such Ordinary Shareholders at any time prior to the earliest of (i) completion of a Qualified IPO, (ii) the date on which no Holder holds any Equity Securities of the Company, (iii) the consummation of a Change-of-Control Event, or (iv) written approval of any such transfer is received from the holders of at least a majority of the then outstanding Preferred Shares, voting on an as-converted basis, except as permitted in Section 6.5 below.

(c)                               Rights of First Refusal and Co-Sale. Subject to Sections 6.5 and 6.6 of this Agreement, during the term of this Agreement, no holder of Equity Securities of the Company, including without limitation the Holders, may transfer any direct or indirect interest in any Equity Securities now or hereafter owned or held by him, her or it except pursuant to the terms and conditions set forth in this Section 6.

(d)                              Shareholder Approval for Transfer.  The prior written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then issued and outstanding Ordinary Shares and Preferred Shares, voting together as a single class and on an as-converted basis, shall be required for any proposed transfer of Equity Securities if, as a result of and immediately after such exercise, the proposed transferee and its Affiliates would directly or indirectly hold, in aggregate, more than thirty-three and one-third percent (33 1/3%) of the then issued and outstanding Equity Securities of the Company, on an as-converted basis; provided that, no such prior written consent shall be required for any proposed transfer to Alibaba or any of its Affiliates in connection with Alibaba’s exercise of its right of first refusal over a proposed transfer by a Shareholder to a Competitor of Alibaba pursuant to Section 6.2(e).

(e)                               Prohibited Transfers Void.  Any transfer of Equity Securities not made in compliance with this Agreement shall be null and void as against the Company, shall not be recorded on the books of the Company and shall not be recognized by the Company.

6.2                            Right of First Refusal.

(a)                               Transfer Notice.  Prior to the closing of a Qualified IPO, if any holder of Equity Securities of the Company (including, for the avoidance of doubt, any Preferred Share Holders) proposes to sell or otherwise transfer, directly or indirectly, any Equity Securities (such holder, a “Transferor”) to one or more third parties pursuant to an understanding with such third parties (a “Transfer”), then the Transferor shall give the Company and each Preferred Share Holder written notice of the Transferor’s intention to seek the Transfer (the “Transfer Notice”), which shall include (i) a description of the Equity Securities to be transferred (the “Offered Shares”), (ii) the identity of the prospective transferee, and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made.  The Transfer Notice shall certify that the Transferor has received a definitive offer from the prospective transferee and in good faith believes that a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice.

(b)                              Preferred Share Holders’ Option.

(i)                                 Each Preferred Share Holder shall have an option for a period of thirty (30) days following receipt of the Transfer Notice (the “ROFR Option Period”) to elect to purchase all or any portion of its respective pro rata share (as defined below) of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing before expiration of the ROFR Option Period as to the number of such Offered Shares that it wishes to purchase.

(ii)                              For the purposes of this Section 6.2(b), each Preferred Share Holder’s “pro rata share” of the Offered Shares shall be equal to (i) the total number of Offered Shares multiplied by (ii) a fraction, the numerator of which shall be the number of Equity Securities (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) owned by such Preferred Share Holder on the date of the Transfer Notice and the denominator of which shall be the total number of Equity Securities (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) held by all Preferred Share Holders on such date.

(iii)                          If any Preferred Share Holder fails to exercise its right to purchase its full pro rata share of the Offered Shares, the Transferor shall deliver written notice (the “Second Notice”) within five (5) days after the expiration of the ROFR Option Period to the Company and each Preferred Share Holder that elected to purchase its entire pro rata share of the Offered Shares (an “ROFR Exercising Holder”).  The ROFR Exercising Holders shall have a right of re-allotment, and may exercise an additional right to purchase such unpurchased Offered Shares by notifying the Transferor and the Company in writing within ten (10) days after receipt of the Second Notice (the “Re-allotment Period”); provided, however, that if the ROFR Exercising Holders desire to purchase in aggregate more than the number of such unpurchased Offered Shares, then such unpurchased Offered Shares will be allocated to the extent necessary among the ROFR Exercising Holders in accordance with their relative pro rata shares.

(iv)                          Subject to Applicable Securities Laws, each Preferred Share Holder shall be entitled to apportion Offered Shares to be purchased among its Affiliates upon written notice to the Company and the Transferor, provided that such Affiliate shall enter into and be bound by this Agreement (and each other relevant Transaction Documents).

(v)                              The Company shall have a right of first refusal over all or any portion of Offered Shares that the Preferred Share Holders elected not to purchase, provided that the Company notifies the Transferor within ten (10) days of the expiration of the Re-allotment Period (the “Company Exercise Period”).

(c)                               Procedure.  If any Preferred Share Holder or the Company, if applicable, (a) gives the Transferor notice that it desires to purchase Offered Shares, and, as the case may be, its re-allotment, then payment for the Offered Shares to be purchased shall be made by check or wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares to be purchased at a place agreed to by the Transferor and all the participating Preferred Share Holders and the Company, if applicable, and at the time of the scheduled closing therefor, which shall be no later than sixty (60) days after receipt of the Transfer Notice by the Company and all Preferred Share Holders, unless such notice contemplated a later closing with the prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 6.2(d).  The Transferor shall have the right to terminate or withdraw any Transfer Notice and any intent to transfer Offered Shares at any time, whether or not any Preferred Share Holder or the Company has elected to purchase under this Section 6.2 any Offered Shares offered thereby.

(d)                              Valuation of Property.

(i)                                  Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the Preferred Share Holders and the Company, if applicable, shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.

(ii)                              If the Transferor and the Preferred Share Holders cannot agree on such cash value within the ROFR Option Period or if the Transferor, the Preferred Share Holders and the Company cannot agree on such cash value within the Company Exercise Period, as the case may be, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by the Transferor, the Preferred Share Holders and the Company, if applicable, or, if they cannot agree on an appraiser within the ROFR Option Period or the Company Exercise Period, as the case may be, each shall select an appraiser of internationally recognized standing and the two appraisers shall designate a third appraiser of internationally recognized standing, whose appraisal shall be determinative of such value.

(iii)                          The cost of such appraisal shall be shared equally by the Transferor on the one hand and the Preferred Share Holders and the Company (if the Company has elected to purchase Offered Shares) on the other hand, with the fifty percent (50%) of the cost borne by the Preferred Share Holders and the Company to be borne pro rata by each Preferred Share Holder and the Company based on the number of Shares such party has elected to purchase pursuant to this Section 6.2.

(iv)                          If the value of the purchase price offered by the prospective transferee is not determined within the sixty (60) day period specified in Section 6.2(c) above, the closing of the sale of the Offered Shares held on or prior to the fifth (5th) business day after such valuation shall have been made pursuant to this Section 6.2(d).

(e)                               Right of First Refusal over Transfer to Competitor of Alibaba.  Notwithstanding anything to the contrary contained in this Agreement, if a Transferor proposes to sell or otherwise transfer, directly or indirectly, any Equity Securities (except for, upon and following the closing of a Qualified IPO, any sale or transfer to the public in the open market) to a Competitor of Alibaba, then such Transferor shall, before it gives a Transfer Notice to the other Preferred Share Holders, first give a Transfer Notice to the Company and Alibaba.  Alibaba shall have an option for a period of fifteen (15) days following receipt of the Transfer Notice to elect to purchase and/or cause any of its designated Affiliates to purchase, all (but not less than all) of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing before expiration of such fifteen-day period of its intention to purchase all (but not less than all) of the Offered Shares.  If Alibaba gives the Transferor notice that it or any of its designated Affiliates desires to purchase all of the Offered Shares, then payment for all of the Offered Shares shall be made by check or wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares at a place agreed to by the Transferor and Alibaba, and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after receipt of the Transfer Notice by Alibaba (subject to an extension of not more than thirty (30) days to obtain any required regulatory approvals for such purchase).  The Transferor shall deliver an executed instrument of transfer in respect of the shares to be transferred.  If Alibaba fails to exercise its right to purchase and/or cause any of its designated Affiliates to purchase, all of the Offered Shares within the fifteen-day period or fails to pay or cause one or more of its designated Affiliates to pay the purchase price for all of the

Offered Shares within the forty-five-day (45) period (as extended, if applicable), then the Transferor shall give the Transfer Notice to the Company and each Preferred Share Holder (other than Alibaba) pursuant to Section 6.2(a).  For the avoidance of doubt, if Alibaba fails to exercise its right to purchase and/or cause any of its designated Affiliates to purchase all of the Offered Shares within the fifteen-day period or fails to pay or cause one or more of its designated Affiliates to pay the purchase price for all of the Offered Shares within the forty-five-day period (as extended, if applicable) pursuant to this Section 6.2(e), Alibaba shall have no right to exercise the right to purchase its pro rata share of the Offered Shares pursuant to Section 6.2(b).

6.3                            Right of Co-Sale.

(a)                               To the extent that the Preferred Share Holders and the Company, if applicable, do not exercise their respective rights of first refusal as to all of the Equity Securities proposed to be sold by any Transferor pursuant to Section 6.2, each Preferred Share Holder that did not exercise its right of first refusal with respect to such Offered Shares shall have the right to participate in such sale of Equity Securities on the same terms and conditions as specified in the Transfer Notice by notifying the Transferor in writing within the ROFR Option Period (such Preferred Share Holder a “ROFR Selling Shareholder”).  Such ROFR Selling Shareholder’s notice to the Transferor shall indicate the number of Equity Securities that the ROFR Selling Shareholder wishes to sell under its right to participate.  To the extent one or more ROFR Selling Shareholders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Equity Securities that the Transferor may sell in the Transfer shall be correspondingly reduced proportionally.

(b)                              The total number of Equity Securities that each ROFR Selling Shareholder may elect to sell shall be equal to the product of (i) the aggregate number of the Offered Shares being transferred following the exercise or expiration of all rights of first refusal pursuant to Section 6.2 hereof, multiplied by (ii) a fraction, the numerator of which is the number of Equity Securities (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) owned by such ROFR Selling Shareholder on the date of the Transfer Notice and the denominator of which is the total number of Equity Securities (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) owned by all ROFR Selling Shareholders and the Transferor on the date of the Transfer Notice.

(c)                               Each ROFR Selling Shareholder shall effect its participation in the sale by promptly delivering to the Company for transfer to the prospective purchaser one or more certificates and one or more instruments of transfer, which represent the type and number of Equity Securities which such ROFR Selling Shareholder elects to sell; provided, however, that if the prospective third party purchaser(s) object to the delivery of Equity Securities in lieu of Ordinary Shares, such ROFR Selling Shareholder shall only deliver Ordinary Shares (and therefore shall convert any such Equity Securities into Ordinary Shares) and certificates corresponding to such Ordinary Shares.  The Company agrees to make any such conversion concurrent with the actual transfer of such Shares to the purchaser and contingent on such transfer.

(d)                              Upon consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, the Company shall issue one or more new Share certificates and shall update the register of members of the Company to reflect the sale to the prospective purchaser(s) the type and number of Equity Securities which such ROFR Selling Shareholder elects to sell pursuant to this Section 6.3, and the Transferor shall concurrently therewith (and as a condition to such issuance of new Share certificates and update to the register of members of the Company) remit, or cause the prospective purchaser(s) to remit, to such ROFR Selling Shareholder that portion of the sale proceeds to which such ROFR Selling Shareholder is entitled by reason of its participation in such sale.

(e)                               To the extent that any prospective purchaser prohibits the participation of a ROFR Selling Shareholder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase Shares or other securities from a ROFR Selling Shareholder exercising its co-sale rights hereunder, the Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Transferor shall purchase from such ROFR Selling Holder such Shares or other securities that such ROFR Selling Holder would otherwise be entitled to sell to the prospective purchaser pursuant to its co-sale rights for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

6.4                            Non-Exercise of Rights.

(a)                               Subject to any other applicable restrictions on the sale of such Shares, to the extent that the Preferred Share Holders have not exercised their rights to purchase all Offered Shares within the time periods specified in Section 6.2, and the Preferred Share Holders have not exercised their rights to participate in the sale of all Offered Shares within the time periods specified in Section 6.3, the Transferor shall have a period of sixty (60) days from the expiration of such rights in which to sell the remaining Offered Shares to the third party transferee(s) identified in the Transfer Notice upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice.

(b)                              In the event the Transferor does not consummate the sale or disposition of any Offered Shares within sixty (60) days from the expiration of the rights set forth in Section 6.2, the rights of the Preferred Share Holders under Section 6.2 and Section 6.3, as the case may be, shall continue to be applicable to any subsequent disposition of such Offered Shares by the Transferor until such rights lapse in accordance with the terms of this Agreement.

(c)                               The exercise or non-exercise of the rights of the Preferred Share Holders under this Section 6 to purchase Equity Securities from a Transferor or participate in the sale of Equity Securities by a Transferor shall not adversely affect their rights to make subsequent purchases from the Transferor of Equity Securities or subsequently participate in sales of Equity Securities by the Transferor hereunder.

6.5                            Limitations to Rights of First Refusal and Co-Sale.  Notwithstanding the provisions of this Section 6, any sale, transfer or assignment to a Permitted Transferee shall not be subject to Sections 6.1, 6.2 or 6.3; provided that (i) the Founder shall not sell, transfer or assign any direct or indirect interest in any Equity Securities now or hereafter owned or held by him to a Permitted Transferee at any time prior to the expiration date of a period ending one (1) year after the provision to the Investors of the 2015 Audited Financial Statements, and (ii) any Permitted Transferee acquiring Equity Securities, prior to the completion of such sale, transfer, or assignment, shall have executed a document in the form attached hereto as Exhibit B assuming the obligations of its transferring party under this Agreement, including but not limited to Section 6.1 hereof.

6.6                            Transfer of Preferred Shares. Subject to the provisions of Section 6 hereof, each Investor may transfer the Preferred Shares held by it to any third party without the consent of the other Parties.

7.                                    REDEMPTION.

7.1                            Redemption by the Company. Notwithstanding anything to the contrary herein and subject to compliance with the Statute, if:

(a)                               a Qualified IPO has not occurred on or prior to December 31, 2018;

(b)                              (i) the arrangements under the Structure Agreements (as defined in the Series G-2 Share Purchase Agreement) are determined or otherwise deemed to be void, illegal, unenforceable or unlawful by the relevant Governmental Authority under applicable PRC Laws, (ii) the Shareholders approve a transfer of the business, assets and permits of or equity interests in Domestic Co-1 and Domestic Co-2, in whole or in part, to WFOE-1, WFOE-2, WFOE-3, WFOE-4, WFOE-5, WFOE-6 and/or WFOE-7 or an alternative restructuring of the Company Group in accordance with Section 4.8 except as specially permitted or contemplated under the Transaction Documents, and (iii) the Company Group fails to complete, within six (6) months after such Shareholders approval, such transfer or such alternative restructuring due to any reason (including without limitation that WFOE-1, WFOE-2, WFOE-3, WFOE-4, WFOE-5, WFOE-6 and/or WFOE-7 are not permitted under applicable PRC Laws to complete such transfer or to operate the business of the Domestic Co-1 and Domestic Co-2); or

(c)                               any shareholder of Domestic Co-1 or Domestic Co-2 commits any material breach of any Structure Agreement and such material breach is not cured or such shareholder is not replaced within sixty (60) days after notice by an Investor to the Company;

then (i) the holders of a majority of the then outstanding Series G-2 Preferred Shares may require the Company to redeem all or a portion of the then outstanding Series G-2 Preferred Shares, (ii) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series G-1 Preferred Shares may require the Company to redeem all or a portion of the then outstanding Series G-1 Preferred Shares, (iii) the holders of at least a majority of the then outstanding Series F Preferred Shares may require the Company to redeem all or a portion of the then outstanding Series F Preferred Shares; (iv) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series E Preferred Shares may require the Company to redeem all or a portion of the then outstanding Series E Preferred Shares; (v) the holders of a majority of the then outstanding Series D Preferred Shares may require the Company to redeem all of the then outstanding Series D Preferred Shares; (vi) the holders of a majority of the then outstanding Series C Preferred Shares may require the Company to redeem all of the then outstanding Series C Preferred Shares; (vii) the holders of a majority of the then outstanding Series B Preferred Shares may require the Company to redeem all of the then outstanding Series B Preferred Shares; and (viii) the holders of a majority of the then outstanding Series A Preferred Shares may require the Company to redeem all of the then outstanding Series A Preferred Shares.  For the avoidance of doubt, subject to the preceding sentence, if Available Funds are not sufficient to redeem in full the classes of Preferred Shares that elect redemption under this Section 7.1, then the provisions of Section 7.4 shall apply.

7.2                            Redemption Price. The price at which each Preferred Share in each class shall be redeemed (the “Redemption Price”) shall be calculated as follows:

(a)                               in the event that a redemption is triggered by a failure of the Company to undertake a Qualified IPO on or prior to December 31, 2018,

(i)                                  the Redemption Price for each Preferred Share (other than any Series G Preferred Shares) shall be equal to (i) US$1,900,000,000 divided by (ii) the total number of the then issued and outstanding Equity Securities immediately prior to the issuance of Series G Preferred Shares (on a fully-diluted basis and assuming the exercise, conversion and exchange of any Ordinary Share Equivalents then outstanding); and

(ii)                              the Redemption Price for each Series G Preferred Share shall be equal to:

IP x (112%)N, where

IP = Original Preferred Issue Price (As Adjusted); and

N = a fraction, the numerator of which is the number of calendar days between the date on which the holder of the Series G Preferred Share acquired the Series G Preferred Share and the date on which such Series G Preferred Share is redeemed and the denominator of which is 365;

or

(b)                              in the event that a redemption is triggered by an event other than a failure of the Company to undertake a Qualified IPO on or prior to December 31, 2018, the Redemption Price shall be equal to:

IP x (108%)N, where

IP = Original Preferred Issue Price (As Adjusted); and

N = a fraction, the numerator of which is the number of calendar days between the date on which the holder of the Preferred Share acquired the Preferred Share and the date on which such Preferred Share is redeemed and the denominator of which is 365.

for both (a) and (b) above, plus all declared but unpaid dividends thereon up to the date of redemption.

7.3                            Notice.  In order to exercise their redemption rights pursuant to Section 7.1, (i) the holders of at least a majority of the then outstanding Series A Preferred Shares, (ii) the holders of at least a majority of the then outstanding Series B Preferred Shares, (iii)

the holders of at least a majority of the then outstanding Series C Preferred Shares, (iv) the holders of at least a majority of the then outstanding Series D Preferred Shares, (v) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series E Preferred Shares, (vi) the holders of at least a majority of the then outstanding Series F Preferred Shares, (vii) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series G-1 Preferred Shares, or (viii) the holders of at least a majority of the then outstanding Series G-2 Preferred Shares electing to have all or a portion of such Preferred Shares in their respective class of Preferred Shares redeemed by the Company (the “Redemption Exercising Shareholders”) shall give the Company a written notice of redemption (the “Redemption Notice”).  The Redemption Notice shall specify the number of Preferred Shares to be redeemed and the date of redemption (the “Redemption Date”) which shall be the sixtieth (60th) day (or if it is not a business day, the next following business day) commencing from the date of the Redemption Notice unless otherwise agreed by the Company and the Investors.  Upon receipt of the Redemption Notice, the Company shall promptly give written notice of the redemption (the “Shareholder Notice”) to all holders of Preferred Shares, stating the existence of such redemption, the applicable Redemption Price, the Redemption Date, a good faith estimate of the amount of Available Funds for and the mechanics of redemption, and an undertaking to use reasonable best efforts to maintain the Available Funds for redemption until the completion of the redemption.  With the consent of the holders of a majority of another class of Preferred Shares (in case of the class of the Series E Preferred Shares or Series G-1 Preferred Shares, the holders of at least sixty-six and two-thirds percent (66 2/3%) of such class), the holders of such other class of Preferred Shares may require the Company to redeem all of their outstanding Preferred Shares; provided they deliver a written notice to the Company within fifteen (15) days following delivery of the Shareholder Notice indicating their election to request the Company to redeem their Preferred Shares at the applicable Redemption Price and on the Redemption Date together with the Redemption Exercising Shareholders.  In such event, the Company shall redeem the Preferred Shares sought to be redeemed pursuant to this Section 7.3.  In the event that any holder of Preferred Shares shall not have participated in the redemption in accordance with the preceding sentences, such holder of Preferred Shares shall nevertheless have the right to require the Company to redeem all of the Preferred Shares held by it by initiating a redemption pursuant to this Section 7.3.

7.4                            Insufficient Available Funds. The Available Funds shall be distributed in accordance with Article 1.3(b) (Liquidation) of Schedule A of the Memorandum and Articles in connection with a Liquidation Event notwithstanding that any holder of Preferred Shares has given a Redemption Notice to the Company under Article 1.3(g) (Redemption) of Schedule A of the Memorandum and Articles.  If on the Redemption Date, the Available Funds are not sufficient for the redemption of all Preferred Shares sought to be redeemed in full, the Available Funds shall be used:

(a)                               firstly, to redeem the Series G Preferred Shares and Series F-2 Preferred Shares that are sought to be redeemed and the amount of the Available Funds used to redeem the Series G Preferred Shares and Series F-2 Preferred Shares is referred to as “Series G/F-2 Payment”. In the event that the Available Funds are not sufficient for the redemption of all Series G Preferred Shares and Series F-2 Preferred Shares sought to be redeemed in full, the portion of the Available Funds to be used to redeem each class of Series G Preferred Shares and Series F-2 Preferred Shares (the “Available Fund Portion I”) shall be equal to:

(Available Funds) x (A / (A+B)), where

A =                         the Original Preferred Issue Price multiplied by the number of Preferred Shares of that class that are sought to be redeemed; and

B =                          Sum of the products of the Original Preferred Issue Price of the other class of Preferred Shares (other than Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F-1 Preferred Shares) multiplied by the number of Preferred Shares of such class that are sought to be redeemed.

And, the number of such class of Preferred Shares to be redeemed shall be equal to:

Available Fund Portion I
Redemption Price of Preferred Shares in that class

(b)                              secondly, after payment in full of the Series G/F-2 Payment, to redeem all other Preferred Shares sought to be redeemed on a pro rata basis.  The portion of the Available Funds to be used to redeem a class of Preferred Shares (other than the Series G Preferred Shares and Series F-2 Preferred Shares) (the “Available Fund Portion II”) shall be equal to:

(Available Funds – Series G/F-2 Payment) x (A / (A+B)), where

A =                         the Original Preferred Issue Price multiplied by the number of Preferred Shares of that class that are sought to be redeemed; and

B =                          Sum of the products of the Original Preferred Issue Price of all other classes of Preferred Shares (other than the Series G Preferred Shares and the Series F-2 Preferred Shares) multiplied by the (respective) number of Preferred Shares of such class(es) that are sought to be redeemed.

And, the number of such class of Preferred Shares to be redeemed shall be equal to:

Available Fund Portion II
Redemption Price of Preferred Shares in that class

Any Preferred Shares that are not redeemed due to insufficiency of the Company’s Available Funds for Share redemption shall be redeemed as soon as the Company has sufficient funds to do so and in accordance with the foregoing priority and procedures and subject to compliance with the Statute.  Notwithstanding anything to the contrary herein, no other securities of the Company shall be redeemed unless and until the Company shall have redeemed all of the Preferred Shares requested to be redeemed and shall have paid all the applicable Redemption Price for such Preferred Shares in accordance with this Section 7.

7.5                            Surrender of Certificates. Before any holder of Preferred Shares shall be entitled to redemption under the provisions of this Section 7, such holder shall surrender his, her or its certificate(s) representing such Preferred Shares to be redeemed to the Company in the manner and at the place designated by the Company for that purpose, and thereupon the Redemption Price shall be payable to the order of the Person whose name appears on the register of members of the Company as the owner of such

Shares and each such certificate shall be cancelled and the register of members of the Company be updated accordingly.  In the event less than all the Shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed Shares and the Company shall update its register of members accordingly.  No fractional Preferred Shares shall be redeemed.  Upon cancellation of such Preferred Shares that have been redeemed, all dividends on such Preferred Shares shall cease to accrue and all rights of the holders thereof, except the right to receive the Redemption Price thereof (including all accrued and unpaid dividends up to the relevant Redemption Date), without interest, shall cease and terminate and such Preferred Shares shall cease to be issued Shares of the Company.

7.6                            Restriction on Distribution. If the Company fails (for whatever reason) to redeem any Preferred Shares on its due date for redemption then, as from such date until the date on which the same are redeemed, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

7.7                            Available Funds in Affiliates.  To the extent permitted by law, the Company shall procure that any Available Funds in each Subsidiary and Affiliate of the Company for the time being legally available for distribution shall be paid to it by way of dividend or otherwise if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient Available Funds to make any redemption of Preferred Shares required to be made pursuant to this Section 7.  If the Redemption Price for all of the Preferred Shares to be redeemed is not paid in full on the Redemption Date, the Investors shall have the right, during the period from the Redemption Date to the date on which the Redemption Price for all of the Preferred Shares to be redeemed is paid in full, to require the Company to, and the Company shall, take all actions necessary in order to enable the Company to pay the full amount of the Redemption Price, including borrowing funds, selling assets, distributing available dividends, completing reduction of capital, winding up or liquidation of any member of the Company Group and distributing proceeds resulting from such actions, and/or causing any member of the Company Group to do any of the foregoing.  Each of the Ordinary Shareholders agrees to vote, or cause to be voted, all Shares owned by it, and the Founder shall vote at any Board meeting (for so long as he is a Director), in such manner as shall be necessary to ensure that the Company will pay the full amount of the Redemption Price pursuant to this Section 7.7.

7.8                            Valuation Adjustment with respect to Non-Redeeming Series G-2 Holders.   If a Qualified IPO has not occurred on or prior to December 31, 2018, at any time prior to the earlier of (i) December 31, 2020 and (ii) the closing of the IPO, any holder of Series G-2 Preferred Shares who has not exercised its redemption right under Section 7.1(a) hereof (each a “Requesting Series G-2 Holder”) will have the right, by sending a written notice (the “Adjustment Notice”) to the Company, to request the Company to (i) adjust the pre-money valuation of the Company from US$2.5 billion to US$2.0 billion in connection with issuance of the Series G-2 Preferred Share to such Requesting Series G-2 Holder and (ii) issue an additional number of Series G-2 Preferred Shares (the “Adjustment Shares”) pursuant to this Section 7.8, free of charge and free of any Encumbrance, to such Requesting Series G-2 Holder. The Adjustment Notice may be revoked by the Requesting Series G-2 Holder by serving a written notice to the Company at any time prior to the issuance of the Adjustment Shares by the Company to such Requesting Series G-2 Holder pursuant to such Adjustment Notice. Notwithstanding any provision contained herein or in the Memorandum and Articles, the Requesting Series G-2 Holder shall automatically forfeit its redemption right under Section 7.1(a) hereof with respect to all Series G-2 Preferred Shares (including any Adjustment Shares issuable) that such Requesting

Series G-2 Holder holds upon the issuance of the Adjustment Shares by the Company to such Requesting Series G-2 Holder pursuant to the Adjustment Notice under this Section 7.8 (for the avoidance of doubt, such Requesting Series G-2 Holder shall remain entitled to its redemption rights under Sections 7.1(b) and 7.1(c) hereof with respect to all Series G-2 Preferred Shares it holds, including the Adjustment Shares issuable). The number of the Adjustment Shares issuable to such Requesting Series G-2 Holder shall be calculated as follows:

A = (2.5– 2.0) ÷ 2.0 × N

Where:

A denotes the number of Adjustment Shares; and

N denotes the aggregate number of Series G-2 Preferred Shares held by the Requesting Series G-2 Holder as of the date of the Adjustment Notice, taking into account any bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement with respect to the Series G-2 Preferred Shares after the Closing.

The Company shall issue such number of Adjustment Shares as calculated above to the Requesting Series G-2 Holders within ten (10) Business Days upon receipt of the Adjustment Notice unless such Adjustment Notice has been revoked. Each of the Parties hereby agrees to waive any preemptive rights or any other rights whatsoever with respect to the issuance of the Adjustment Shares, and further agrees that any anti-dilution provisions (if any) provided herein or in the Memorandum and Articles relating to the adjustment to Conversion Price (as defined in the Memorandum and Articles) shall not be triggered by the issuance of the Adjustment Shares by the Company or the adjustment of the pre-money evaluation of the Company as provided in this Section 7.8, provided, however, that, notwithstanding any provision contained herein or in the Memorandum and Articles, the Original Preferred Issue Price and the Conversion Price for the Series G-2 Preferred Shares (including any Adjustment Shares) held by the Requesting Series G-2 Holder shall be downwards adjusted accordingly to reflect the valuation adjustment pursuant to this Section 7.8 (after taking into account any conversion price adjustment events which may have occurred preceding to the issuance of such Adjustment Shares).

8.                                    NON-COMPETE.

8.1                            Non-compete.  As long as the then outstanding Preferred Shares owned by Alibaba or any of its Affiliates, in aggregate, represent no less than ten percent (10%), on a fully-diluted and as-converted basis, of the aggregate number of Shares then outstanding, without the prior written consent of Alibaba, the Company shall not:

(a)                               issue or sell, directly or indirectly, any Equity Securities to any Competitor of Alibaba, except for any issuance or sale of Equity Securities by the Company to the public in connection with a public offering of Equity Securities by the Company, provided, however, that the Company shall not be obligated to take any actions to verify whether or not the prospective purchaser of such Equity Securities is a Competitor of Alibaba so long as the Company provided Alibaba with the relevant Issuance Notice pursuant to Section 5.2 and a copy of the relevant Transfer Notice pursuant to Section 6.2(a), as the case may be, prior to such issuance or sale; provided further that the Company shall not be deemed to be in breach of this Section 8.1(a) if any purchaser of such Equity Securities becomes a Competitor of Alibaba after its purchase; or

(b)                              directly or indirectly, form or enter into any joint venture, partnership or strategic alliance with any Competitor of Alibaba.  For the avoidance of doubt, any working relationship or business cooperation in the Company’s ordinary course of business with any Competitor of Alibaba does not constitute formation of a joint venture, partnership or strategic alliance with such Competitor of Alibaba.

8.2                            Termination of Non-Compete.  Solely to the extent the non-compete obligations in this Section 8 are not permitted by applicable Laws (including applicable listing rules), a Governmental Authority of competent jurisdiction or the Company’s proposed listing exchange to survive the closing of a Qualified IPO, the Company and Alibaba shall promptly discuss in good faith and endeavor to find a mutually agreeable solution so that such Qualified IPO (including the timing for closing of such Qualified IPO) will not be adversely impacted by such non-compete obligations and that such non-compete obligations will be able to survive such Qualified IPO to the maximum extent permitted by applicable Laws (including applicable listing rules), such Governmental Authority or listing exchange, as applicable.

9.                                    QUALIFIED IPO.

9.1                            Qualified IPO.  The Company shall use commercially reasonable efforts to cause a Qualified IPO to occur no later than December 31, 2018.

9.2                            Cooperation.   If, pursuant to Section 4.8, the Shareholders have approved the Company’s plan to pursue an IPO that is reasonably expected to be a Qualified IPO, each of the Shareholders shall, and shall procure that its Affiliates and the Director(s) it appointed will, do and perform, or cause to be done and performed, all such acts and things, and shall execute and deliver all such agreements, certificates, instruments or documents, as the Company may reasonably request in order to consummate the Qualified IPO, including, without limitation, as soon as practicable furnishing necessary information as required by applicable Law (including applicable listing rules), amending and modifying the relevant terms of this Agreement (including terminating the relevant rights granted hereof), signing lock-up letters as reasonably requested by the underwriters selected by the Shareholders for the IPO and making reasonable efforts to cooperate with the Company to apply for all approvals, consents, registrations or filings from any relevant Governmental Authority and listing exchange.

10.                            DEMAND REGISTRATION.

10.1                    Registration Other Than on Form F-3 or Form S-3.  Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the third (3rd) anniversary of the date of the Closing and (ii) six (6) months following the date of closing of an IPO, Holder(s) of no less than twenty-five percent (25%) of the then outstanding Registrable Securities may request in writing that the Company effect a Registration on any internationally recognized exchange that is approved by holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series A Preferred Shares, holders of at least a majority of the then outstanding Series B Preferred Shares, holders of at least a majority of the then outstanding Series C Preferred Shares, holders of at least a majority of the then outstanding Series D Preferred Shares, holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series E Preferred Shares, holders of at least a majority of the then outstanding Series F Preferred Shares, and holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series G Preferred Shares; provided that the Company shall not be obligated to effect such requested Registration if (x) it is for a public offering of Ordinary Shares reasonably anticipated to have an aggregate offering price to the public of less than US$10,000,000 or (y) the Company then meets the eligibility requirements applicable to use the Form F-3 or Form S-3 in connection with such Registration and is able to effect such requested Registration pursuant to Section 10.2 hereof.  Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request (subject to approval of such jurisdiction by holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series A Preferred Shares, holders of at least a majority of the then outstanding Series B Preferred Shares, holders of at least a majority of the then outstanding Series C Preferred Shares, holders of at least a majority of the then outstanding Series D Preferred Shares, holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series E Preferred Shares, holders of at least a majority of the then outstanding Series F Preferred Shares), and holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series G Preferred Shares.  The Company shall be obligated to effect no more than two (2) Registrations pursuant to this Section 10.1 that have been declared and ordered effective.

10.2                    Registration on Form F-3 or Form S-3.  Subject to the terms of this Agreement, if the Company qualifies for Registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder(s) may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any Registration Statement filed under the Securities Act providing for the Registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission; provided that the Company shall not be obligated to effect such requested Registration unless it is for a public offering of Ordinary Shares reasonably anticipated to have an aggregate offering price to the public of at least US$5,000,000.  Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction.  The Company shall be obligated to effect no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Section 10.2.

10.3                    Right of Deferral.

(i)                                  The Company shall not be obligated to Register or qualify Registrable Securities for sale and distribution pursuant to this Section 10:

(a)                               if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 10.1 or Section 10.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its best efforts to cause that Registration Statement to become effective within sixty (60) days of the initial filing; provided, further, that the Holders are entitled to join such Registration subject to Section 11;

(b)                              during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company filed pursuant to this Agreement, including without limitation Section 11; or

(c)                               in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting the proposed Registration or qualification, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(ii)                              If, after receiving a request from Holders pursuant to Section 10.1 or Section 10.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, there is a reasonable likelihood that it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that such deferral by the Company shall not exceed ninety (90) days from the receipt of any request duly submitted by Holders under Section 10.1 or Section 10.2 to Register Registrable Securities; provided, further, that the Company may not Register any other of its Securities during such ninety (90) day period (except for Registrations contemplated by Section 11.4); provided, further, that the Company shall not utilize this right more than once in any twelve (12) month period.

10.4                    Underwritten Offerings.

(i)                                  If, in connection with a request to Register Registrable Securities under Section 10.1 or Section 10.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 10.1 and Section 10.2.  In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein.  All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company (subject to Section 4.8 hereof); provided however, that the Holders shall only be obligated to give representations and warranties under such underwriting agreement that are customary in similar agreements in relation to their ownership of the Registrable Securities and due authorization to enter such underwriting agreement.  Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 10.1 or Section 10.2, the underwriters may exclude from the underwriting offering up to seventy percent (70%) of the Registrable Securities requested to be Registered but only after first excluding all other securities from the Registration and underwritten offering and for so long as the number of Shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included, provided, that if, as a result of such underwriter cutback, the Initiating Holders cannot include in the underwritten offering at least fifty percent (50%) of the Registrable Securities that they have requested to be included therein, then such Registration shall not be deemed to constitute one of the two (2) demand Registrations to which the Holders are entitled pursuant to Section 10.1.  Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration.

(ii)                              If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement.  Any Registrable Securities excluded or withdrawn from such underwritten offering shall be excluded and withdrawn from the Registration.  If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by the other participating Holders may be included in such Registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all participating Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 10.4.

(iii)                          If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such Registration if the managing underwriter so agrees.  The inclusion of such securities shall be on the same terms as the Registration of Registrable Securities by the participating Holders.  In the event that the underwriters exclude some of the securities to be registered, the securities to be sold for the account of the Company and others shall be excluded in their entirety prior to the exclusion of any Registrable Securities.

10.5                    Cancellation of Registration. Holders of a majority of the Registrable Securities then outstanding shall have the right to withdraw a Registration Statement filed under this Section 10 by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement.  Such cancellation of Registration shall not be counted as one of the requested Registrations pursuant to this Section 10 but the participating Holders shall be liable for the expenses incurred thereof in the manner set forth in Section 12.3; provided, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company which existed at the time of their request but which was not known to the Holders at the time of their request for such Registration and have withdrawn their request for Registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such Registration shall not constitute the use of a demand Registration pursuant to Section 10.1 or an S-3/F-3 Registration pursuant to Section 10.2, as the case may be.

11.                            PIGGYBACK REGISTRATIONS.

11.1                    Registration of the Company’s Securities.  Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities (except as set forth in Section 11.4), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder.  If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

11.2                    Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 11.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein.  The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 12.3.

11.3                    Underwriting Requirements.

(i)                                  In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 11 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company (subject to Section 4.8 hereof) and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters; provided however, that the Holders shall only be obligated to give representations and warranties under such underwriting agreement that are customary in similar agreements in relation to their ownership of the Registrable Securities and due authorization to enter such underwriting agreement.  In the event the underwriters advise the Company pursuant to this Section 11 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Equitable Securities to be underwritten, the Company shall so advise all Holders of Registrable Securities, and the underwriters shall allocate the underwriting offering of the Equitable Securities as follows: first, for the account of the Company, all Shares of Equity Securities proposed to be sold by the Company, second, for the account of all participating Holders, the number of Registrable Securities requested to be included in such Registration among all participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included, third, for the account of any other Shareholders of the Company participating in such Registration, the number of Equitable Securities requested to be included in such Registration in proportion, as nearly as practicable, to the respective amounts of Equity Securities requested by such Shareholders to be included; provided, that the number of Registrable Securities held by the Holders included in such Registration in no event shall be reduced below twenty (20%) of the aggregate numbers of Shares (including Registrable Securities) included in such Registration; unless such offering is the IPO of the Company’s Shares in which case all the Registrable Securities may be excluded if the underwriters shall deem such exclusion necessary and advisable and no other Shareholders’ Shares are included.

(ii)                              If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement.  Any Registrable Securities excluded or withdrawn from such underwritten offering shall be excluded and withdrawn from the Registration.

11.4                    Exempt Transactions.  The Company shall have no obligation to Register any Registrable Securities under this Section 11 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants pursuant to the ESOP, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable); (iii) on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities, or (iv) relating to a Registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered.

12.                            REGISTRATION PROCEDURES.

12.1                    Registration Procedures and Obligations.  Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i)                                  prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred and eighty (180) days or, if earlier, until the distribution thereunder has been completed; provided, however, that (a) such one hundred and eighty (180) day period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities included in such Registration at the written request of the underwriter(s) for such Registration, and (b) in the case of any Registration of Registrable Securities on Form S-3 or Form F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable rules promulgated by the Commission, such one hundred and eighty (180)-day period shall be extended for up to an additional sixty (60) days, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold;

(ii)                              prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii)                          furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)                          use its best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(v)                              in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering.  Each Shareholder participating in the underwritten offering shall also enter into and perform its obligations under such an agreement;

(vi)                          notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(vii)                      upon the occurrence of any event contemplated by clause (a) of Section 12.1(vi), use its reasonable best efforts to promptly obtain the withdrawal of any such order or suspension and shall immediately notify each Holder of Registrable Securities covered by the Registration Statement of any such withdrawal;

(viii)                  upon the occurrence of any event contemplated by clause (b) of Section 12.1(vi), prepare a supplement, amendment or post-effective amendment to such Registration Statement or related prospectus and furnish to each Holder of Registrable Securities covered by the Registration Statement a reasonable number of copies of such supplement to or an amendment or post-effective amendment of such Registration Statement or prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ix)                          provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(x)                              take all action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or in connection with a Qualified IPO, the primary exchange on which the Company’s securities will be traded.

12.2                    Information from Holder.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall (x) furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities and (y) execute and deliver such documents in connection with such Registration as the underwriter(s) may reasonably request to effect the Registration of such Holder’s Registrable Securities.

12.3                    Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one (1) counsel for all selling Holders, shall be borne by the Company; provided, however, that if a Registration is subsequently withdrawn by the Holders in accordance with Section 10.5, then the expenses of such Registration begun pursuant to this Agreement shall be (x) shared equally between the Company and the participating Holders (and that half being borne by the participating Holders shall be shared by the participating Holders on a pro rata basis (based on the number of Registrable Securities each had proposed to register among themselves) if the withdrawal is due to the occurrence of an event attributable to Act of God, war, riots, fire, explosion, flood, strike, lockout, injunction, other acts of Governmental Authorities or other causes beyond the control of such party, thereby preventing the Registration to proceed but will not constitute one (1) demand Registration pursuant to Section 10.1 or an S-3/F-3 Registration pursuant to Section 10.2, as the case may be; and (y) borne by the participating Holders on a pro rata basis (based on the number of Registrable Securities each had proposed to register among themselves) if the withdrawal is due to detrimental market conditions or otherwise, unless, in the case of this clause (y), the Holders of a majority of the Registrable Securities then outstanding agree that such Registration constitutes the use by all Holders of Registrable Securities one (1) demand Registration pursuant to Section 10.1 or an S-3/F-3 Registration pursuant to Section 10.2, as the case may be; provided, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company which existed at the time of their request but which was not known to the Holders at the time of their request for such Registration and have withdrawn their request for Registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such Registration shall not constitute the use of a demand Registration pursuant to Section 10.1 or an S-3/F-3 Registration pursuant to Section 10.2, as the case may be.

13.                            REGISTRATION-RELATED INDEMNIFICATION.

13.1                    Company Indemnity.

(i)                                  To the maximum extent permitted by Law, the Company will fully indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, Shareholders, legal counsel and accountants, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws.  The Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii)                              The indemnity agreement contained in this Section 13.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, underwriter or controlling person.  Further, the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or other aforementioned person, or any person controlling such Holder, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.  In addition, no Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

13.2                    Holder Indemnity.

(i)                                  To the maximum extent permitted by Law, each selling Holder will indemnify and hold harmless the Company, its directors and officers who sign the Registration Agreement, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 13.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action.  No Holder’s liability under this Section 13.2 shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration; provided, however, such limitation shall not apply in the case of willful fraud by such Holder.  In addition, no Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation

(ii)                              The indemnity contained in this Section 13.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

13.3                    Notice of Indemnification Claim.  Promptly after receipt by an indemnified party under Section 13.1 or Section 13.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 13.1 or Section 13.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties.  An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 13, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than under this Section 13.

13.4                    Contribution. If any indemnification provided for in Section 13.1 or Section 13.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

13.5                    Underwriting Agreement.  To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

13.6                    Survival.  The obligations of the Company and Holders under this Section 13 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement.

14.                            ADDITIONAL REGISTRATION-RELATED UNDERTAKINGS.

14.1                    Reports under the Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i)                                  make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)                              file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(iii)                          at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

14.2                    Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of holders of at least sixty-six and two-thirds percent (66 2/3%) of the Series A Preferred Shares then outstanding, holders of at least a majority of the Series B Preferred Shares then outstanding, holders of at least a majority of the Series C Preferred Shares then outstanding, holders of at least a majority of the Series D Preferred Shares then outstanding, holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series E Preferred Shares, holders of at least a majority of the then outstanding Series F Preferred Shares and holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series G Preferred Shares, enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 10 or Section 11, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 10 or Section 11 hereof on a basis more favorable to such holder or prospective holder than is provided to the Holders thereunder.

14.3                    “Market Stand-Off” Agreement.  Each Holder agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities (other than those included in such offering) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities or such other securities, in cash or otherwise; provided, that (x) all directors and officers must be bound by restrictions substantially identical to those applicable to any Holder pursuant to this Section 14.3 and the Company shall use best efforts to have each holder of one percent (1%) or more of the Company’s fully diluted outstanding Share capital be bound by the same sale restrictions binding the directors and officers, (y) all Holders will be released from any restrictions set forth in this Section 14.3 to the extent that any other members subject to substantially similar restrictions are released, and (z) the lockup agreements shall permit Holders to transfer their Registrable Securities to their respective Affiliates for so long as the transferees enters into the same lockup agreement.  The underwriters in connection with the Company’s IPO are intended third party beneficiaries of this Section 14.3 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each Shareholder (and the

Shares or securities of every other person subject to the foregoing restriction) until the end of such period.

14.4                    Termination of Registration Rights.  The Registration rights set forth in Section 10 and Section 11 of this Agreement shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of a Qualified IPO and (ii) with respect to any Holder, the date on which such Holder may sell all of its Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

14.5                    Exercise of Preferred Shares.  Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares.

14.6                    Assignment of Registration Rights.  The rights and obligations of the Holders under Sections 10 to 14 may be assigned by a Holder to any transferee or assignee of any of such Holder’s Registrable Securities; provided that (i) the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of Sections 10 to 14.

15.                            MISCELLANEOUS.

15.1                    Governing Law.  This Agreement, including the dispute resolution clause below, shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflicts of law thereunder.

15.2                    Dispute Resolution.

(i)                                  Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement (whether contractual, pre-contractual or non-contractual), or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute.  Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

(ii)                              If the Dispute is not resolved within thirty (30) days following the date on which such notice is given, the Dispute shall be referred to and finally resolved by arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the “Arbitration Notice”).

(iii)                          The arbitration shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the Arbitration Rules of the United Nations Commission on International Trade Law in force when the Notice of Arbitration is submitted, as modified by the HKIAC Procedures for the Administration of Arbitration under the UNCITRAL Arbitration Rules in force at the time of the commencement of the arbitration.  However, if such rules or procedures are in conflict with the provisions of this Section 15.2, including the provisions concerning the appointment of arbitrators, the provisions of this Section 15.2 shall prevail. The place of the arbitration shall be Hong Kong. There shall be three (3) arbitrators.  The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator.  The Secretary General of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong.  If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the HKIAC.

(iv)                          The arbitration proceedings shall be conducted in English.

(v)                              In addition to the authority conferred upon the arbitral tribunal by the UNCITRAL Arbitration Rules, the arbitral tribunal shall have the authority to order production of documents taking guidance from the IBA Rules on the Taking of Evidence in International Arbitration as current on the date of the commencement of the arbitration.

(vi)                          The arbitrators shall decide any Dispute submitted by the parties to the arbitration tribunal strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.

(vii)                      Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(viii)                  The Parties to this Agreement agree to the consolidation of arbitrations under the Transaction Documents in accordance with the provisions of this Section 15.2.

(a)                               In the event of two or more arbitrations having been commenced under any of the Transaction Documents, the tribunal in the arbitration first filed (the “Principal Tribunal”) may in its sole discretion, upon the application of any party to the arbitrations, order that the proceedings be consolidated before the Principal Tribunal if (1) there are issues of fact and/or law common to the arbitrations, (2) the interests of justice and efficiency would be served by such a consolidation, and (3) no prejudice would be caused to any party in any material respect as a result of such consolidation, whether through undue delay or otherwise.  Such application shall be made as soon as practicable and the party making such application shall give notice to the other parties to the arbitrations.

(b)                              The Principal Tribunal shall be empowered to (but shall not be obliged to) order at its discretion, after inviting written (and where desired oral) representations from the parties that all or any of such arbitrations shall be consolidated or heard together and/or that the arbitrations be heard immediately after another and shall establish a procedure accordingly.  All parties shall take such steps as are necessary to give effect and force to any orders of the Principal Tribunal.

(c)                               If the Principal Tribunal makes an order for consolidation, it: (1) shall thereafter, to the exclusion of other arbitral tribunals, have jurisdiction to resolve all disputes forming part of the consolidation order; (2) shall order that notice of the consolidation order and its effect be given immediately to any arbitrators already appointed in relation to the disputes that were consolidated under the consolidation order; and (3) may also give such directions as it considers appropriate (i) to give effect to the consolidation and make provision for any costs which may result from it (including costs in any arbitration rendered functus officio under Section 15.2); and (ii) to ensure the proper organization of the arbitration proceedings and that all the issues between the parties are properly formulated and resolved.

(d)                              Upon the making of the consolidation order, any appointment of arbitrators relating to arbitrations that have been consolidated by the Principal Tribunal (except for the appointment of the arbitrators of the Principal Tribunal itself) shall for all purposes cease to have effect and such arbitrators are deemed to be functus officio, on and from the date of the consolidation order.  Such cessation is without prejudice to (1) the validity of any acts done or orders made by such arbitrators before termination, (2) such arbitrators’ entitlement to be paid their proper fees and disbursements and (3) the date when any claim or defense was raised for the purpose of applying any limitation period or any like rule or provision.

(e)                               The Parties hereby waive any objections they may have as to the validity and/or enforcement of any arbitral awards made by the Principal Tribunal following the consolidation of disputes or arbitral proceedings in accordance with this Section 15.2 where such objections are based solely on the fact that consolidation of the same has occurred.

(ix)                          During the course of the arbitration tribunal’s resolution of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under resolution.

(x)                              The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(xi)                          Each of the Company, the other members of the Company Group and the Founder agrees that the process by which any legal proceedings in Hong Kong are begun may be served on it / him by being delivered to the HK Entity in Hong Kong at Unit 12, 19/F, Tower B Southmark, 11 Yip Hing Street, Wong Chuk Hang, Hong Kong.  If the HK Entity ceases to have a place of business in Hong Kong, the Company, the other members of the Company Group and the Founder shall forthwith appoint a person in Hong Kong to accept service of process on its / his behalf in Hong Kong and immediately notify the Investors of such appointment, and, failing such appointment within fifteen(15) days, the Investors shall be entitled to appoint such a person by notice to the Company, the other members of the Company Group and the Founder.  Nothing contained herein shall affect the right to serve process in any other manner permitted by applicable Laws.

(xii)                      The parties acknowledge and agree that no provision of this Agreement or of the applicable arbitration rules under this Agreement, nor the submission to arbitration by IFC, in any way constitutes or implies a waiver, termination or modification by IFC of any privilege, immunity or exemption of IFC granted in the Articles of Agreement establishing IFC, international conventions, or Applicable Laws.

15.3                    Confidentiality and Press Releases.

(i)                                  Disclosure of Terms.  The terms and conditions of this Agreement, any relevant term sheet or memorandum of understanding, all exhibits and schedules attached hereto and thereto, including their existence, and all relevant information furnished by any Party hereto and by representatives of such Parties to any other Party hereof or any of the representatives of such Parties (collectively, the “Confidential Information”), shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below.

(ii)                              Permitted Disclosures.  Notwithstanding the foregoing, each Party may disclose (a) the Confidential Information to its current or bona fide prospective partners, investors or transferees, Affiliates and its and their respective employees, officers, directors, bankers, lenders, accountants, legal counsels, business partners or representatives or advisors who need to know such information, and solely for their own use, in each case only where such persons or entities are under appropriate nondisclosure obligations, (b) the Confidential Information as is required to be disclosed or to pursuant to requests from Governmental Authorities, in each case as such Party deems appropriate, (c) the Confidential Information necessary to initiate arbitration proceedings, and (d) the Confidential Information to any Person to which disclosure is approved in writing by the Parties.  Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 15.3(iii) below. IFC may disclose Confidential Information solely for purposes and in accordance with the World Bank Group Access to Information Policy so long as such disclosure does not relate to any Confidential Information in respect of any Shareholder, the business of the Company Group or any other Investor.

(iii)                          Legally Compelled Disclosure.  Except as set forth in Section 15.3(ii) above, in the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to any applicable tax, securities, or other Laws of any jurisdiction, or any legal process or a subpoena, civil investigative demand (or similar process), order, statute, rule, request or other legal or similar requirement made, promulgated or imposed by a court or by a judicial, regulatory, self-regulatory (including stock exchange) or legislative body, organization, commission, agency or committee or otherwise in connection with any judicial or administrative proceeding (including, in response to oral questions, interrogatories or requests for information or documents)) to disclose the existence of this Agreement or any Confidential Information, such party (the “Disclosing Party”) shall provide the other Parties hereto with prompt written notice of that fact and shall consult with the other Parties hereto regarding such disclosure.  At the request of any other Parties, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy.  In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(iv)                          Other Exceptions.  Notwithstanding any other provision of this Section 15.3, the confidentiality obligations of the Parties shall not apply to: (a) information which a restricted party learns from a third party which the receiving party reasonably believes to have the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (b) information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; or (c) information which enters the public domain without breach of confidentiality by the restricted party.

(v)                              Press Releases.  None of the Parties hereto shall issue a press release or make any public announcement or other public disclosure with respect to any matter contemplated herein or otherwise relating to this Agreement without obtaining the prior written consent of the other Parties, provided that IFC may issue a press release or make a public announcement solely for purposes and in accordance with the World Bank Group Access to Information Policy so long as such press release or announcement does not disclose any Confidential Information in relation to any Shareholder, the business of the Company Group or any other Investor.

(vi)                          Other Information.  The provisions of this Section 15.3 shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby, including without limitation the Term Sheet.

(vii)                      Notices.  All notices required under this Section 15.3 shall be made pursuant to Section 15.5 of this Agreement.

15.4                    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

15.5                    Notices.  Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such party on the signature page of this Agreement (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section).  Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid.  Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

15.6                    Headings and Titles.  Headings and titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

15.7                    Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

15.8                    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) unless otherwise regulated by applicable Law, only with the written consent of each of (i) the Company, (ii) holders holding at least a majority of the then outstanding Ordinary Shares, (iii) holders holding at least a majority of the then outstanding Series A Preferred Shares, (iv) holders holding at least a majority of the then outstanding Series B Preferred Shares, (v) holders holding at least a majority of the then outstanding Series C Preferred Shares, (vi) holders holding at least a majority of the then outstanding Series D Preferred Shares, (vii) holders holding at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series E Preferred Shares, (viii) holders holding at least a majority of the then outstanding Series F Preferred Shares; and (ix) holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series G Preferred Shares, provided, that if any amendment or waiver would have a material and adverse impact on any individual Shareholder of the Company or any class or series of Equity Securities of the Company as compared to any other class of Equity Securities of the Company, then such amendment or waiver shall require the written consent of such individual Shareholder or of more than fifty percent (50%) of the aggregate voting power of such class or series of Equity Securities (or in the case of Series E Preferred Shares or Series G Preferred Shares, holders holding at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding Series E Preferred Shares or Series G Preferred Shares, as applicable), as the case may be.  Notwithstanding the foregoing, any amendment or waiver of Section 4.11 hereof shall only require the written consent of each of (a) the Founder, (b) Alibaba and (c) holders holding at least a majority of the then outstanding Ordinary Shares and Preferred Shares (other than any Ordinary Shares or Preferred Shares held by the Founder, Alibaba or their respective Affiliates). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each of the Parties.

15.9                    Severability.  If a provision of this Agreement is held to be unenforceable under applicable Laws, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

15.10            Term. Except as otherwise provided herein, this Agreement shall terminate upon the earlier of (i) the closing of the Qualified IPO, or (ii) the liquidation, winding up or dissolution of the Company or a Liquidation Event under clause (iii) of the definition of “Liquidation Event” only.

15.11            Successors and Assigns. Except as otherwise provided herein, this Agreement and the rights and obligations of any Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties or in accordance with the provisions expressly set forth herein; provided that each Investor may assign subject to the requirements of Section 6, its rights and obligations to any third party, including without limitation, an Affiliate of such Investor, without consent of the other Parties.  This Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, permitted assigns and legal representatives, but shall not otherwise be for the benefit of any third party.

15.12            Rights Cumulative.  Each and all of the various rights, powers and remedies of a Party will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

15.13            No Waiver.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

15.14            No Presumption.  The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived.  If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

15.15            Exculpation among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company Group and its officers and directors, in making its investment or decision to invest in the Company.  Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with this Agreement or other Transaction Documents or any transaction contemplated hereby or thereby.  Each Investor hereby waives any claim against, and covenants not to sue, any other Investor or the respective controlling persons, officers, directors, members, partners, agents or employees of any Investor on account of any action heretofore or hereafter taken or omitted to be taken in connection with this Agreement or other Transaction Documents or any transaction contemplated hereby or thereby.

15.16            No Fiduciary Duty. The Parties hereto acknowledge and agree that nothing in the Transaction Documents shall create a fiduciary duty of the Investors, Goldman, Sachs & Co. or any of their Affiliates to any member of the Company Group or its respective shareholders.

15.17            Investment Banking Services. Notwithstanding anything to the contrary herein or in other Transaction Documents or any actions or omissions by representatives of Goldman, Sachs & Co. or any of its Affiliates in whatever capacity, including as a director or observer to the board of directors of any member of the Company Group, it is understood that neither Goldman, Sachs & Co. nor any of its Affiliates is acting as a financial advisor, agent or underwriter to any member of the Company Group or any of its Affiliates or otherwise on behalf of any member of the Company Group or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement.

15.18            No Promotion. Each member of the Company Group agrees that it will not, without the prior written consent of an Investor or its applicable Affiliate, in each instance, (a) use in advertising, publicity, or otherwise the name of such Investor, Goldman, Sachs & Co., or any of their Affiliate, or any partner, investor or employee of any foregoing Person, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by any Investor, Goldman, Sachs & Co., or any of their Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by a member of the Company Group has been approved or endorsed by such Investor, Goldman, Sachs & Co., or any of their Affiliate.

15.19            Use of Logo. Each member of the Company Group shall grant each Series E Investor and Series F Investor and Series G investor and their respective Affiliates permission to use such member’s name and logo in its marketing materials and bid documentation in relation to potential transactions.

15.20            Use of Name. Each of the member of the Company Group and the Shareholders (other than Alibaba or its Affiliates) agrees that it will not, without the prior written consent of Alibaba or its Affiliate, (a) use in advertising, publicity, announcements, or otherwise, the name of Alibaba or any of its Affiliates, or any shareholder or employee of Alibaba or any foregoing Person, either alone or in combination of, including but without limitation, “阿里巴巴” (Chinese equivalent for “Alibaba”), “淘宝” (Chinese equivalent for “Taobao”), “阿里” (Chinese equivalent for “Ali”), “全球速卖通” (Chinese brand for “AliExpress”)”, “淘” (Chinese equivalent for “Tao”), “天猫” (Chinese equivalent for “Tmall”), “一淘” (Chinese equivalent for “eTao”), “聚划算” (Chinese equivalent for “Juhuasuan”), “阿里旅行去啊” (Chinese equivalent for Alitrip), “阿里妈妈” (Chinese equivalent for “Alimama”), “阿里云” (Chinese equivalent for “Aliyun”), “云OS” (Chinese equivalent for “YunOS”), “万网” (Chinese brand for “HiChina”),  “口碑” (Chinese equivalent for “Koubei’), “虾米” (Chinese equivalent for “Xiami”), “蚂蚁金服” (Chinese brand for “Ant Financial”), “蚂蚁”(Chinese brand for “Ant”), “支付宝” (Chinese brand for “Alipay”), “小微金服” (Chinese equivalent for “Xiao Wei Jin Fu”), “1688”, “来往” (Chinese equivalent for “Laiwang”), “一达通” (Chinese equivalent for “OneTouch”), “友盟” (Chinese equivalent for “Umeng”), “酷盘” (Chinese equivalent for “Kanbox / Kupan”), “天天动听” (Chinese equivalent for “TTPOD”, “优视” (Chinese equivalent for “UC / UCWeb”, “高德” (Chinese equivalent for “AutoNavi”), “去啊” (Chinese equivalent for “Alitrip”), “釘釘” (Chinese equivalent for “DingTalk”), “余额宝” (Chinese equivalent for “Yu’e Bao”), “招财宝” (Chinese equivalent for Zhaocaibao), “芝麻信用” (Chinese equivalent for Sesame Credit), “Alibaba”, Taobao”, “Ali”, “AliExpress”, “Tao”, “Tmall”, “eTao”, “Juhuasuan”, “Alitrip”, “Alimama”, “Aliyun”, “YunOS”, “HiChina”, “Koubei”, “Xiami”, “Ant Financial”, “Ant”, “Alipay”, “Xiao Wei Jin Fu”, “Laiwang”, “OneTouch”, “Umeng”, “Kanbox”, “Kupan”, “TTPOD”, “UCWeb”, “UC”, “AutoNavi”, “Alitrip”, “DingTalk”, “Yu’e Bao”, “Zhaocaibao”, “Sesame Credit”, “11 Main”, the associated devices and logos of the above brands (including but not limited to the smiling face device of Alibaba Group, cow device of Alibaba.com, ant device of Taobao, Tao doll device of Taobao, cat device of Tmall, Juxiaomeng device of Juhuasuan, ant device of Ant Financial, lion device of Alipay, Zhixiaobao device of Alipay, ingot device of Zhaocaibao and sesame device of Sesame Credit), or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by Alibaba or any of its Affiliates, provided that no member of the Company Group or Shareholder shall be deemed to have breached this Section 15.20 if (i) such member of the Company Group or Shareholder, without the prior written consent of Alibaba or its Affiliate, has used any company name, trade name, trademark, trade device, service mark, symbol, domain name, design or any abbreviation, contraction or simulation thereof owned or used by Alibaba or any of its Affiliates that is not explicitly listed herein (or any update to the list set out herein) and (ii) such member of the Company Group or Shareholder shall have ceased such unauthorized use within thirty (30) days after its receipt of a written notice from Alibaba or any of its Affiliates notifying such member of such unauthorized use, or (b) represent, directly or indirectly, that any product or any service provided by such member of the Company Group or any Shareholder (other than Alibaba or its Affiliates) has been approved or endorsed by Alibaba or any of its Affiliates.  The obligations of each member of the Company Group and the Shareholders (other than Alibaba or its Affiliates) under this Section 15.20 shall survive any termination or expiration of this Agreement.

15.21            No Conflict with Memorandum and Articles.  In the event that the provisions of this Agreement conflict with any provision of the Memorandum and Articles, the provisions of this Agreement shall prevail and each of the Parties (other than the Company) shall do all things and shall take all actions (including voting Shares and procuring Directors to vote) as may reasonably be necessary to amend the Memorandum and Articles to remove such conflict to the fullest extent permitted by Law.

15.22            Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of any other Party, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

15.23            Entire Agreement.  This Agreement, the other Transaction Documents and the Exhibits hereto and thereto constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other prior agreements (including the Term Sheet) between or among any of the Parties with respect to the subject matter hereof and thereof.  After the execution and delivery of this Agreement, to the extent that there is any conflict between this Agreement and any provision of any other prior agreement, arrangement or understanding between the Company Group and any holder of Equity Securities of the Company, the terms and conditions of this Agreement shall prevail.  Without limiting the generality of the foregoing, this Agreement supersedes, in its entirety, the Prior Shareholders Agreement, which shall be null and void and have no further force or effect whatsoever as of the date of this Agreement.  The Parties hereby irrevocably waive any and all rights that they may have against any other Party under the Prior Shareholders Agreement.

15.24            Further Instruments and Actions.

(i)                                  The Parties (including the Founder) agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement (including voting Shares and procuring Directors to vote).  The Parties (including the Founder) agree to cooperate affirmatively with each other to enforce rights and obligations pursuant hereto.

(ii)                              The Parties agree that, if the arrangements under the Structure Agreements are determined or otherwise deemed to be void, illegal, unenforceable or unlawful by the relevant Governmental Authority under applicable PRC Laws, the Parties shall use their respective reasonable efforts to, as soon as commercially practicable, agree and approve the transfer of the business, assets and permits of or equity interests in Domestic Co-1 and Domestic Co-2, in whole or in part, to WFOE-1, WFOE-2, WFOE-3, WFOE-4, WFOE-5,

WFOE-6 and/or WFOE-7, or an alternative restructuring of the Company Group in accordance with Section 4.8 except as specially permitted or contemplated under the Transaction Documents.

15.25            Aggregation of Shares.  All Preferred Shares or Ordinary Shares converted from Preferred Shares held or acquired by the Affiliates of a Shareholder shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

15.26            Effective Date.  This Agreement shall take effect upon occurrence of the Closing.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:	BEST LOGISTICS TECHNOLOGIES LIMITED

	By:	/s/ Shao-Ning Johnny Chou

Name:	Shao-Ning Johnny Chou
Capacity:	Director

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

MEMBERS OF COMPANY GROUP:	EIGHT HUNDRED LOGISTICS TECHNOLOGIES CORPORATION

	By:	/s/ Shao-Ning Johnny Chou

Name:	Shao-Ning Johnny Chou
Capacity:	Director

BEST LOGISTICS TECHNOLOGIES LIMITED. (百世物流科技有限公司)

By:	/s/ Shao-Ning Johnny Chou

Name:	Shao-Ning Johnny Chou
Capacity:	Director

BEST LOGISTICS TECHNOLOGY CO., LTD.

By:	/s/ Shao-Ning Johnny Chou

Name:	Shao-Ning Johnny Chou
Capacity:	Director

ZHEJIANG BEST TECHNOLOGIES LTD. (浙江百世技术有限公司)

By:	/s/ Shao-Ning Johnny Chou

Name:	Shao-Ning Johnny Chou
Capacity:	Director

BEST LOGISTICS TECHNOLOGIES (CHINA) CO., LTD. (百世物流科技（中国）有限公司)

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

By:	/s/ Shao-Ning Johnny Chou

Name:	Shao-Ning Johnny Chou
Capacity:	Director

HANGZHOU BEST NETWORK TECHNOLOGIES LTD. (杭州百世网络技术有限公司)

By:	/s/ Shao-Ning Johnny Chou

Name:	Shao-Ning Johnny Chou
Capacity:	Director

BEST STORE NETWORK (HANGZHOU) CO., LTD. (百世店加科技（杭州）有限公司)

By:	/s/ Shao-Ning Johnny Chou

Name:	Shao-Ning Johnny Chou
Capacity:	Director

BEST LOGISTICS TECHNOLOGIES (DONGGUAN) CO., LTD.
(百世物流科技（东莞）有限公司)

By:	/s/ Shao-Ning Johnny Chou

Name:	Shao-Ning Johnny Chou
Capacity:	Director

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

SHANGHAI ZHENGQI LOGISTICS CO., LTD. (上海正奇物流有限公司)

By:	/s/ Shao-Ning Johnny Chou

Name:	Shao-Ning Johnny Chou
Capacity:	Director

BEST LOGISTICS TECHNOLOGIES (NINGBO FREE TRADE ZONE) CO., LTD. (百世物流科技（宁波保税区）有限公司)

By:	/s/ Shao-Ning Johnny Chou

Name:	Shao-Ning Johnny Chou
Capacity:	Director

BEST SUPPLY CHAIN MANAGEMENT (HANGZHOU) CO., LTD. (百世供应链管理（杭州）有限公司)

By:	/s/ Shao-Ning Johnny Chou

Name:	Shao-Ning Johnny Chou
Capacity:	Director

BEST FINANCE LEASE (ZHEJIANG) CO., LTD. (百世融资租赁（浙江）有限公司)

By:	/s/ Shao-Ning Johnny Chou

Name:	Shao-Ning Johnny Chou
Capacity:	Director

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

ORDINARY SHAREHOLDERS:	SHAO-NING JOHNNY CHOU

/s/ Shao-Ning Johnny Chou

SHAO-HAN JOE CHOU

/s/ Shao-Han Joe Chou

GEORGE CHOW

/s/ George Chow

DAVID HSIAOMING TING

/s/ David Hsiaoming Ting

THE 2012 MKB IRREVOCABLE TRUST

By:	/s/ The 2012 MKB Irrevocable Trust

Capacity:	Trustee

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	SUNSHUI HOPESON CAPITAL LTD (新瑞合信资本有限公司)

	By:	/s/ Austine Deng

Name:	Austine Deng
Capacity:	Managing Director
Address:
Fax:

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	INTERNATIONAL FINANCE CORPORATION

	By:	/s/ Hyun-Chan Cho

Name:	Hyun-Chan Cho
Capacity:	Regional Industry Head-Infrastructure and Natural Resources, Asia
Address:	2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Fax:

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	CCAP BEST LOGISTICS HOLDINGS LIMITED

	By:	/s/ CHUN Ching Man

Name:	CHUN Ching Man
Capacity:	Director
Address:
Fax:

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	SBCVC VICTORY COMPANY LIMITED

	By:	/s/ Chauncey Shey

Name:	Chauncey Shey
Capacity:	Director

NINGBO MEISHAN BONDED PORT YUEPU INVESTMENT PARTNERSHIP (LIMITED PARTNERSHIP) (宁波梅山保税港悦璞投资合伙企业（有限合伙）)

By:	/s/ ZHANG Xu (张旭)

Name:	ZHANG Xu (张旭)
Capacity:	Authorized Representative

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	HONGKUN (KY) INTERNATIONAL LIMITED

	By:	/s/ XU Xiaoling

Name:	XU Xiaoling
Capacity:	Authorized Signatory
Address:
Fax:

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	CHINA HUARONG INTERNATIONAL HOLDINGS LIMITED

	By:	/s/ GAN Fen

Name:	GAN Fen
Capacity:	Executive Director & Deputy CEO
Address:
Fax:

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	SHANGHAI GUANGSHI INVESTMENTS CENTER (LIMITED PARTNERSHIP) (上海光世投资中心（有限合伙）)

	By:	/s/ Wang Weifeng

Name:	Wang Weifeng
Capacity:	President
Address:	Room 1089, Level 1, Building 1
No. 146 Fute East Road
Shanghai Free Trade Zone
People’s Republic of China
Fax:

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	CBLC INVESTMENT LIMITED

	By:	/s/ E-ho Mary Lam

Name:	E-ho Mary Lam
Capacity:	Alternate Director to Ching Nar Cindy Chan
Address:
Fax:

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	CAINIAO SMART LOGISTICS INVESTMENT LIMITED

	By:	/s/ TONG Wenhong
Name: TONG Wenhong
Capacity: Authorized Signatory
Address:
Fax:

With a Copy to:
Simpson Thacher & Bartlett, ICBC Tower – 35th Floor 3 Garden Road, Central Hong Kong
Attn: Ms. Kathryn King Sudol
Fax: 852-2869 7694

ALIBABA INVESTMENT LIMITED

	By:	/s/ ZHANG Yong
Name: ZHANG Yong
Capacity: Authorized Signatory
Address:
Fax:

With a Copy to:
Simpson Thacher & Bartlett, ICBC Tower – 35th Floor 3 Garden Road, Central Hong Kong
Attn: Ms. Kathryn King Sudol
Fax: 852-2869 7694

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	CHINA DEVELOPMENT BANK INTERNATIONAL INVESTMENT LIMITED

	By:	/s/ YUAN Chun
Name: YUAN Chun
Capacity: Executive Director

	By:	/s/ ZHANG Jielong
Name: ZHANG Jielong
Capacity: Executive Director

Address: Suites 4506 – 4509,
Two International Finance Centre,
No. 8 Finance Street, Central,
Hong Kong
Fax: (852) 3979 1599

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	SUPER PREMIUM INVESTMENT LIMITED

	By:	/s/ Simon Ting
Name: Simon Ting
Capacity: Authorized Signatory
	Address:	c/o CITP Advisors (Hong Kong) Limited
26/F, Bank of China Tower
1 Garden Road, Hong Kong
	Attention:	Ng Shuk Ming
	Telephone:	+852-39886165
	Fax:	+852-39886150
	Email:	fiona.ng@bocigroup.com

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	LIYUE JINSHI INVESTMENT L.P.

	By:	/s/ Kuo-Lung Tseng
Name: Kuo-Lung Tseng
Capacity: Sole Director
Address:
Fax:

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	IDG-ACCEL CHINA CAPITAL II L.P.
By: IDG-Accel China Capital II Associates L.P.,
its General Partner
	By:	IDG-Accel China Capital GP II Associates Ltd.,
its General Partner

	By:	/s/ Chi Sing HO
Name: Chi Sing HO
Capacity: Authorized Signatory

IDG-ACCEL CHINA CAPITAL II INVESTORS L.P.
	By:	IDG-Accel China Capital GP II Associates Ltd.,
its General Partner

	By:	/s/ Chi Sing HO
Name: Chi Sing HO
Capacity: Authorized Signatory

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

	By:	/s/ William Y. Eng
Name: William Y. Eng
Capacity: Vice President
Address:
Fax:

BRIDGE STREET 2014 HOLDINGS, L.P.

	By:	/s/ William Y. Eng
Name: William Y. Eng
Capacity: Vice President
Address:
Fax:

STONE STREET 2014 HOLDINGS, L.P.

	By:	/s/ William Y. Eng
Name: William Y. Eng
Capacity: Vice President
Address:
Fax:

MBD 2014 HOLDINGS, L.P.

	By:	/s/ William Y. Eng
Name: William Y. Eng
Capacity: Vice President
Address:
Fax:

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	CDH HERCULES LIMITED

	By:	/s/ William Hsu
Name: William Hsu
Capacity: Director
Address:
Fax:

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	BRACKENHILL TOWER LIMITED

	By:	/s/ Andrew H. Lo
Name: Andrew H. Lo
Capacity: Director
Address:
Fax:

FLORENCE STAR WORLDWIDE LIMITED

	By:	/s/ Andrew H. Lo
Name: Andrew H. Lo
Capacity: Director
Address:
Fax:

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	HINA GROUP FUND, L.P.

	By:	/s/ Eric Clow
Name: Eric Clow
Capacity: CFO
Address:
Fax:

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTORS:	PACVEN WALDEN VENTURES VI, L.P.

	By:	/s/ Andrew Kau
Name: Andrew Kau
Capacity: Authorized Signatory
Address:
Fax:

PACVEN WALDEN VENTURES PARALLEL VI, L.P.

	By:	/s/ Andrew Kau
Name: Andrew Kau
Capacity: Authorized Signatory
Address:
Fax:

PACVEN WALDEN VENTURES PARALLEL VI-KT, L.P.

	By:	/s/ Andrew Kau
Name: Andrew Kau
Capacity: Authorized Signatory
Address:
Fax:

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTORS:	DENLUX LOGISTICS INVEST INC.

	By:	/s/ Xu Wei

Name:	Xu Wei
Capacity:	Director
Address:
Fax:

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTORS:	HONGKONG JIASHI INTERNATIONAL GROUP LIMITED

	By:	/s/ LIN Xiangqing

Name:	LIN Xiangqing
Capacity:	Authorized Signatory
Address:
Fax:

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTORS:	CHAMP CITY INTERNATIONAL LIMITED

	By:	/s/ Yang Chiu-Chin

Name:	Yang Chiu-Chin
Capacity:	Authorized Signatory
Address:
Fax:

[Best Logistics – Signature Page to Seventh Amended & Restated Shareholders Agreement]

EXHIBITS

[Provided separately]